UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PROFESSIONALS DIRECT, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROFESSIONALS DIRECT, INC.

161 Ottawa Avenue, N.W., Suite 607
Grand Rapids, Michigan 49503

Notice of Annual Meeting of Shareholders

Date:	Wednesday, May 11, 2005

Time:	10:00 a.m., local time

Place:	Crowne Plaza Grand Rapids 5700 - 28th Street, S.E. Grand Rapids, Michigan 49546

April 19, 2005

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Professional Direct, Inc. on May 11, 2005. At the meeting, we will vote on (i) the election of directors, (ii) the approval of the Outside Directors' Deferred Compensation Plan, (iii) the approval of the Employee and Director Stock Purchase Plan, and (iv) such other business as may properly come before the meeting.

You can vote at the annual meeting if you were a shareholder of record on March 23, 2005. Your Board of Directors recommends that you vote FOR each of the nominees, FOR the approval of the Outside Directors' Deferred Compensation Plan, and FOR the approval of the Employee and Director Stock Purchase Plan.

We look forward to seeing you at the meeting.
By Order of the Board of Directors,

Stephen M. Tuuk President and Chief Executive Officer

Your vote is important to us. Even if you plan to attend the meeting, please vote now, by signing, dating, and mailing your proxy in the enclosed envelope.

Professionals Direct, Inc.

161 Ottawa Avenue, N.W., Suite 607
Grand Rapids, Michigan 49503

April 19, 2005
Proxy Statement

Time and Place of Meeting

You are cordially invited to attend the annual meeting of shareholders of Professionals Direct, Inc. to be held on Wednesday, May 11, 2005, at the Crowne Plaza Grand Rapids, 5700 - 28th Street, S.E., Grand Rapids, Michigan, 49546, at 10:00 a.m. local time.

Purposes of Meeting

The purpose of the annual meeting is to consider and vote upon:
(1)	Election of directors;

(2)	Approval of the Outside Directors' Deferred Compensation Plan;

(3)	Approval of the Employee and Director Stock Purchase Plan; and

(4)	Such other business as may properly come before the meeting.

Your Board of Directors recommends that you vote FOR each of the nominees, FOR the approval of the Outside Directors' Deferred Compensation Plan, and FOR the approval of the Employee and Director Stock Purchase Plan.

You may vote at the meeting if you were a shareholder of record of Professionals Direct at the close of business on March 23, 2005. Each such shareholder is entitled to one vote per share on each matter presented.

As of March 23, 2005, there were 333,500 shares of Professionals Direct common stock issued and outstanding.

Mailing Date

We began mailing this proxy statement and the enclosed form of proxy to our shareholders on and after April 19, 2005.

How to Vote by Proxy

To vote by mail, please sign and return the enclosed form of proxy.

If you specify a choice, the shares represented by your proxy will be voted as specified. If you do not specify a choice, your shares will be voted for the election of the nominees named in this proxy statement as directors, for approval of the Outside Directors' Deferred Compensation Plan, for the Employee and Director Stock Purchase Plan and, with respect to any other matter that may come before the meeting, in the discretion of the individuals named as proxies on your proxy.

If any other matters are presented for consideration at the annual meeting, the individuals named in the enclosed form of proxy will have the discretion to vote on those matters. As of the date of this proxy statement, we do not know of any other matters to be considered at the annual meeting.

You may revoke your proxy at any time prior to its exercise by delivering written notice of revocation to the Secretary of Professionals Direct, by signing and delivering a later dated proxy or by attending and voting at the annual meeting.

Required Vote

A plurality of the shares voting is required to elect directors. This means that if there are more nominees than positions to be filled, the nominees for whom the most votes are cast will be elected.

A simple vote of the shareholders holding a majority of the shares present in person or represented by proxy and entitled to vote is required to approve the Outside Directors' Deferred Compensation Plan and the Employee and Director Stock Purchase Plan. For purposes of counting votes on these proposals, abstentions will be counted as voted against each proposal. Broker non-votes will not be counted as voted on the proposals, and the number of shares of which a majority is required will be reduced by the number of shares not voted. If the Outside Directors' Deferred Compensation Plan or the Employee and Director Stock Purchase Plan are not approved by the shareholders, no shares of Professionals Direct common stock will be issued under such plans.

Any other matter voted upon at the meeting will be approved if a majority of the votes cast are voted for such matter.

The presence of the holders of a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum. If you submit a proxy or attend the meeting in person, your shares will be counted towards the quorum, even if you abstain from voting on some or all of the matters introduced at the meeting. Abstentions and broker non-votes will not be counted as votes on any matter expected to come before the meeting.
Election of Directors

The Board of Directors presently consists of ten individuals, divided into three classes of four, three, and three individuals. Each class has a term of office of three years, with the term of office of one class expiring at the annual meeting in each successive year. The terms of three directors will expire as of the annual meeting.

The Board of Directors proposes that the following nominees be elected as directors at the annual meeting for terms expiring at the annual meeting in the year indicated:
Nominee	Term Expiring

Stephen M. Tuuk	2008
Thomas J. Ryan	2008
Joseph A. Fink	2008

Each proposed nominee is willing to be elected and serve as a director. However, if a nominee is unable to serve or is otherwise unavailable for election, which we do not anticipate, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, your proxy (unless you give alternative instructions) will be voted for the person so selected. If a substitute nominee is not selected, your proxy will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named. Each nominee was recommended by the other continuing directors of Professionals Direct.

Biographical information concerning nominees and current directors is presented below. Except as otherwise indicated, each nominee has had the same principal employment for over five years.

Professionals Direct's Board of Directors

Nominees for the Board of Directors

Stephen M. Tuuk (age 51) is nominated for a term ending in 2008. He has been a director of Professionals Direct since 2001 and was a director of (f/k/a Michigan Lawyers Mutual Insurance Company) ("PDIC") from 1993 to 2001. He currently serves as the Chair of the Governance Committee and as the Chair of the Executive Committee of Professionals Direct. Mr. Tuuk has served as President, Chief Executive Officer and Chairman of the Board of Professionals Direct since 2001. In 1986 and 1987, Mr. Tuuk served as counsel to the State Bar of Michigan and the organizing Board of Directors of PDIC in connection with its formation, licensure and capitalization. Thereafter, Mr. Tuuk served as its general counsel from 1988 to 1993. In 1993, Mr. Tuuk became president and chief executive officer and a director of PDIC in order to establish its corporate office and to develop PDIC as an independent business enterprise. Mr. Tuuk is a former member of the State Bar's Standing Committee on Insurance Law and Lawyers Professional Liability Insurance Committee. He is a past president of the National Association of Bar-Related Insurance Companies. Mr. Tuuk was an associate from 1984 to 1989, a full-time member from 1990 to 1992 and a part-time member from 1993 to 1995 at Miller, Canfield, Paddock and Stone, PLC where he practiced in the areas of corporate law and insurance regulation. He received his undergraduate degree with honors from Calvin College in 1975 and his law degree with honors from Valparaiso University in 1978. He is a member of the American Bar Association and the State Bar of Michigan. Mr. Tuuk was admitted to the State Bar of Michigan in 1978.

Thomas J. Ryan (age 57) is nominated for a term ending in 2008. He has been a director of Professionals Direct since 2001 and was a director of PDIC from 1995 to 2001. He currently serves as a member of the Governance Committee of Professionals Direct. He is a member of the American Bar Association, the State Bar of Michigan, Oakland County Bar Association, and the Oakland Ancient Order of Hibernians. He is a past President of the State Bar of Michigan, serving as its 66th President from September 2000 to September 2001. Mr. Ryan also was a member of the Board of Commissioners of the State Bar of Michigan since 1992. He also is Attorney for the Village of Beverly Hills and the City of Keego Harbor, Prosecuting Attorney for the Township of Bloomfield and the Township of Southfield and City Attorney for the City of the Village of Clarkston and the City of Orchard Lake Village. In addition to the Oakland County Bar Association, he served as a member of the Oakland/Livingston Legal Aid Board of Directors and was its Vice President from 1994 to 1995. Mr. Ryan served on the Oakland County Bar Association Board of Directors and was its President from 1993 to 1994. He received his undergraduate degree from the University of Notre Dame and his law degree from the University of Detroit. He has been in the private practice of law since January 1977. Mr. Ryan was admitted to the State Bar of Michigan in 1973.

Joseph A. Fink (age 62) is nominated for a term ending in 2008. He has been a director of Professionals Direct since 2002. He currently serves as a member of the Compensation Committee and as the Company's representative to the Insurance Institute of Michigan. Mr. Fink is a member with Dickinson Wright, PLLC and serves as Director of the firm's Insurance Industry Task Force. He is a member of the State Bar of Michigan. Mr. Fink is a Fellow of the Michigan Bar Foundation, is listed in Who's Who in American Law and Who's Who in the Law, is named in Best Lawyers in America for commercial litigation, and is a member of the Association of Life Insurance Counsel and the International Association of Insurance Receivers. He is a past member of the Michigan Defense Trial Counsel Association, the Ingham County Commercial Mediation Panel and former Chair of the Trial Experience Subcommittee of the DeVitt Committee on Trial Competency of the U.S. District Court, Western District of Michigan. He has also served as a member of the U.S. Courts Committee and the Committee on Local Rules for the U.S. District Court, Western District of Michigan. Mr. Fink has served as an Adjunct Professor on Trial Advocacy at the Thomas M. Cooley Law School and is a former member and Secretary of the Olivet College Board of Trustees. His legal expertise is in the areas of insurance and commercial and regulatory litigation. He has represented numerous insurance industry clients before the Michigan Office of Financial and Insurance Services. Mr. Fink received his undergraduate degree from Oberlin College and his law degree from the Duke University School of Law. Mr. Fink was admitted to the State Bar of Michigan in 1968.

Your Board of Directors Recommends That You
Vote FOR the Election of All Nominees as Directors

Continuing Directors with Terms Expiring in 2007

Tracy T. Larsen (age 45) has been a director of Professionals Direct since 2001 and was a director of PDIC from 1996 to 2001. He currently serves as a member of the Executive Committee of Professionals Direct. Mr. Larsen is the managing partner of the Grand Rapids office of Barnes & Thornburg LLP and an attorney at law. Prior to joining Barnes & Thornburg LLP in 2003, Mr. Larsen was a partner with Warner Norcross & Judd LLP. He is a member of the American Bar Association and the State Bar of Michigan. He is a past chairman of the Business Law Section of the State Bar of Michigan. Mr. Larsen has been elected a Fellow of the Michigan Bar Foundation, is listed in Who's Who in American Law, and has been named in Best Lawyers of America and America's Leading Business Lawyers. His legal expertise encompasses all aspects of corporate and securities law, with an emphasis on mergers, acquisitions and corporate finance. Mr. Larsen is a graduate of Hope College (A.B. summa cum laude, 1981) and Indiana University School of Law (J.D. magna cum laude, 1984). He holds numerous academic distinctions and honors, including being named Phi Beta Kappa and Baker Scholar and being elected to the Order of the Coif and the Order of the Barristers. While at Indiana University, Mr. Larsen served as the Executive Editor of the Indiana Law Journal and was a member of the National Moot Court Team. He was admitted to the State Bar of Michigan in 1984.

Mary L. Ursul (age 46) has been a director of Professionals Direct since 2002 and was a director of PDIC from 1995 to 2000. Ms. Ursul joined Professionals Direct in 2000 as an executive officer and serves as Vice President and Secretary. Before joining Professionals Direct, Ms. Ursul practiced law from 1985 to 1988 with Dykema Gossett and from 1988 to 1989 had her own practice. From 1989 to 1998, Ms. Ursul served as General Counsel and Director of Administrative Services at Blodgett Memorial Medical Center and from 1998 to 2000 served as General Counsel/VP Administrative Services and was Corporate Compliance Officer for Spectrum Health, a large healthcare system located in Grand Rapids, Michigan. She is a current member of the State Bar of Michigan. Ms. Ursul received a B.S. degree in nursing from New York University in 1981 and a law degree from the University of Detroit School of Law. Ms. Ursul was admitted to the State Bar of Michigan in 1985. Ms. Ursul is a director of Kent Commerce Bank, a wholly-owned subsidiary of Capital Bancorp, Ltd.

Julius A. Otten (age 66) has been a director of Professionals Direct since 2002 and currently serves as the Chair of the Audit Committee. Mr. Otten is a Certified Public Accountant (CPA) in the State of Michigan. He is a member of the Michigan Association of Certified Public Accountants (MACPA), where he has served as an officer and director. In the past, he has chaired the MACPA's Member Insurance and Annual Meeting committees. He is also a member of the American Institute of Certified Public Accountants (AICPA), where he has served on Council. He retired in 1999 after a 36-year association with KPMG LLP where he served as partner-in-charge of the firm's Michigan insurance industry practice. Since retirement from KPMG, Mr. Otten has worked as an independent consultant principally on matters requiring insurance industry expertise. He has worked with the Office of Financial and Insurance Services (OFIS) of the State of Michigan on behalf of various insurers and has served on task force committees organized by the OFIS and others. He has also represented the MACPA on OFIS issues affecting the accounting profession. Mr. Otten received his BBA and MBA degrees from the School of Business Administration at The University of Michigan. He currently serves on the Board of the Paton Accounting Fund and the Paton Accounting Center at the University of Michigan, Ann Arbor, the Financial and Accounting Advisory Board at the University of Michigan, Dearborn, and on the Accounting Advisory Board of Henry Ford Community College. He is also a director of American Community Mutual Insurance Company and the chair of their audit committee.

Continuing Directors with Terms Expiring in 2006

David W. Crooks (age 56) has been a director of Professionals Direct since 2001 and was a director of PDIC from 1993 to 2001. He currently serves as a member of the Audit Committee, Executive Committee and Governance Committee of Professionals Direct. Mr. Crooks is the principal business consultant for Value Added Consultants, Ltd. He is a member of both the American Bar Association and the State Bar of Michigan. From 1983 to 1997, Mr. Crooks served as Vice President, General Counsel and Secretary of Kysor Industrial Corporation, where he was responsible for all legal matters of the corporation, its subsidiaries and divisions and Board of Directors. Before joining Kysor, Mr. Crooks practiced law with Warner Norcross & Judd LLP of Grand Rapids, Michigan. Mr. Crooks is a former member of the Cadillac Area Steering Team, a group of business leaders who provided "community betterment programs," and the Cadillac Local Development Authority, which administered and facilitated an environmental cleanup in the Cadillac Industrial Park. Mr. Crooks holds degrees from Denison University and Vanderbilt School of Law. He also graduated from the United States Air Force pilot training school and served as a military pilot. Mr. Crooks was admitted to the State Bar of Michigan in 1977.

Stephen M. Westfield (age 43) has been a director of Professionals Direct since 2002. Mr. Westfield joined Professionals Direct in April 1994 as Director of Finance and Accounting. In April of 1997, he was appointed to the position of Vice President, Finance and Information Systems, and Treasurer, and in 1999 assumed the position of Vice President of Finance and Treasurer of Professionals Direct and PDIC. Before joining Professionals Direct, he worked for ten years with Plante & Moran, a public accounting and consulting firm. His experience in public accounting was with a large variety of clients in the audit practice, including manufacturing, schools, governmental units and service industries. Mr. Westfield received a B.B.A. degree from Western Michigan University in December 1983. He is a Certified Public Accountant (CPA), a member of the American Institute of Certified Public Accountants and a former member of the MACPA.

Thomas F. Dickinson (age 48) has been a director of Professionals Direct since 2003. He currently serves as a member of the Audit Committee and Executive Committee of Professionals Direct. Mr. Dickinson is President and Chief Executive Officer of MHA Insurance Company and FinCor Holdings, Inc. MHA Insurance Company provides professional medical liability insurance to health care facilities and physicians. In addition, The Risk Management & Patient Safety Institute, a Division of FinCor Holdings, Inc. provides claims and risk management products and services to a national audience. FinCor Holdings, Inc. is the parent holding company of MHA Insurance Company. Mr. Dickinson joined MHA Insurance Company in 1993 serving in several executive positions before assuming his current role of President and Chief Executive Officer in May 2000. Prior to joining MHA Insurance Company, Mr. Dickinson served Comerica Bank in a variety of positions and joined Foremost Insurance Company in September 1984. At Foremost, he served as Group Product Manager, National Accounts Manager, Strategic Operation Manager, and Agency Director. Mr. Dickinson obtained a Bachelor of Arts degree from Albion College in 1979, majoring in Economics and Computational Math, and received a Master in Business Administration degree from Eastern Michigan University in 1982.

Blake W. Krueger (age 51) has been a director of Professionals Direct since 2003 and currently serves as chair of the Compensation Committee. Mr. Krueger is currently Executive Vice President and Secretary for Wolverine World Wide, Inc., and President of the Heritage Brands Group (Caterpillar and Harley Davidson footwear businesses) and is responsible for the Retail Group, each a division of Wolverine. Wolverine World Wide, Inc. is a New York Stock Exchange listed international marketer of footwear and accessories with annual sales of almost $1 billion. Wolverine has owned-operations and subsidiaries in Canada and all key European countries and licensees and distributors which serve consumers in more than 140 countries. At Wolverine World Wide, Mr. Krueger is one of five senior executives responsible for establishing corporate strategies and providing top-level management of operations. Mr. Krueger practiced law at Warner Norcross & Judd LLP from 1978 through 1996 in the field of corporate and business law, mergers, acquisitions and securities. Mr. Krueger is a former Director of the Grand Rapids Bar Association Foundation and was listed in the Best Lawyers of America while in private practice. Mr. Krueger graduated from the Michigan State University, Honors College in 1975 with a B.A. in Business Administration with High Honors (Magna Cum Laude) and graduated Magna Cum Laude from Wayne State University Law School in 1978, where he was a member of the Wayne State Law Review.

Committees of the Board of Directors

The Board of Directors has established four committees. Each standing committee is chaired by an outside director, unless otherwise decided by the Board of Directors.

The Governance Committee is a standing committee of the Board and functions, in part, as the nominating committee. Its role is: (a) to review and oversee all material aspects of the Board's governance of itself and of Professionals Direct, (b) to review and to nominate candidates for Board positions and for Board committee positions, (c) to review business arrangements which may present actual or potential conflicts of interest, and (d) to review and oversee any vendor relationships a Board member may have with Professionals Direct or any of its subsidiaries. At least annually, the Governance Committee will review and make recommendations to the full Board as to any changes in policies and procedures. The Governance Committee will consider nominees recommended by shareholders if such shareholder nominations are properly received in accordance with the procedures set forth in Professionals Direct's Articles of Incorporation (described below under "Shareholder Nominations"). A copy of the Governance Committee Charter was included as an Appendix to last year's Proxy Statement.

The Board of Directors believes the Company and its shareholders are best served by having a Board of Directors that brings a diversity of education, experience, skills and perspective to Board meetings. While the Board of Directors expects each director to be a highly qualified individual, it has no specific qualifications or criteria for nomination for election or appointment to the Board. The Governance Committee identifies and evaluates candidates for nomination to the Board of Directors annually. Candidates are recommended to the full Board and, after considering the Governance Committee's recommendations, the Board recommends a slate of nominees to the shareholders. The manner in which nominees are evaluated by the Governance Committee does not change based upon whether nominees are recommended by a security holder.

The members of the Governance Committee are Stephen M. Tuuk (Chair), David W. Crooks, and Thomas J. Ryan. Messrs. Crooks and Ryan are independent directors, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers. Mr. Tuuk is not independent. The Board of Directors considers its Governance Committee to be sufficiently independent to meet the needs of the Company and its shareholders.

The Governance Committee held one meeting in 2004.

The Audit Committee is a standing committee of the Board. Its role is to act on behalf of the Board and oversee all material aspects of Professional Direct's financial reporting, control and audit functions, except those specifically related to the responsibilities of another standing committee. The Audit Committee's roles include a particular focus on the qualitative aspects of financial reporting to shareholders and on the processes for the management of business and financial risk and for compliance with significant applicable legal, ethical and regulatory requirements. The role also includes coordination with other Board committees and maintenance of strong, positive working relationship with management, external and internal auditors, counsel and other committee advisors.

The members of the Audit Committee are Julius A. Otten (Chair), David W. Crooks and Thomas F. Dickinson.

The Audit Committee held five meetings in 2004.

The Board has determined that Mr. Otten is an audit committee financial expert, as that term is defined in Item 401(e)(2) of Regulation S-B to the Securities Exchange Act of 1934. Mr. Otten is independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Professionals Direct has adopted the definition for audit committee member independence enacted by the NASDAQ Stock Market, set forth in NASD Rule 4350(d)(2), and each member of the Audit Committee is independent under such definition.

The Compensation Committee is a standing committee of the Board. Its role is to act on behalf of the Board and to oversee and recommend to the full Board on all material aspects of Professionals Direct's compensation for directors and executive officers.

The members of the Compensation Committee are Blake Krueger (Chair), Tracy T. Larsen and Joseph A. Fink.

The Compensation Committee held one meeting in 2004.

The Executive Committee is a standing committee of the Board. Its role is to provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community by exercising the full powers and authority of the Board in the management of business affairs and property of Professionals Direct during intervals between meetings of the full Board.

The members of the Executive Committee are Stephen M. Tuuk (Chair), David W. Crooks, Thomas F. Dickinson and Tracy T. Larsen.

The Executive Committee held four meetings in 2004.

Compensation of Directors

Each director who is not an employee is paid a quarterly fee of $3,000, $700 for each Board meeting and $350 for each committee meeting. In addition, the chair of the audit committee and the chair of the compensation committee each receive an annual fee of $5,000 and $2,000, respectively. Directors of the Company who are employees do not receive any compensation for their services as members of the Board of Directors. All directors are reimbursed for expenses incurred in connection with their attendance at meetings of the Board of Directors.

Shareholder Nominations

A shareholder of record may nominate an individual for a directorship, provided such shareholder is entitled to vote at the applicable annual meeting or special meeting of shareholders called for election of directors (an "election meeting"). To make such a nomination, a shareholder must deliver - not less than 120 days prior to the date of the election meeting in the case of an annual meeting and not more than seven days following the date of notice of the election meeting in the case of a special meeting - a notice to the Secretary of Professionals Direct setting forth with respect to each proposed nominee: the name, age, business address and residence address of the nominee; the principal occupation or employment of the nominee; the number of shares of capital stock of Professionals Direct that are beneficially owned by the nominee; a statement that the nominee is willing to be nominated and to serve; and such other information concerning the nominee as would be required under the rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee.

Meetings of the Board of Directors

During the fiscal year ended December 31, 2004, the Board of Directors held five meetings. No incumbent director attended fewer than 75 percent of the total number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which that incumbent director served in 2004. All directors are expected to attend the annual meeting of shareholders unless prevented from doing so by compelling personal circumstances. All ten directors attended the 2004 annual meeting of Professionals Direct.

Shareholder Communications with Directors

Shareholders who wish to send communications to the Company's Board of Directors may do so by sending them in care of the Secretary of the Company at the address which appears on the first page of this proxy statement. Such communications may be addressed either to specified individual directors or the entire Board. The Secretary has the discretion to screen and not forward to directors communications which the Secretary determines in his or her discretion are communications unrelated to the business or governance of the Company and its subsidiaries, commercial solicitations, offensive, obscene, or otherwise inappropriate. The Secretary will, however, compile all shareholder communications which are not forwarded and such communications will be available to any director.

Outside Directors' Deferred Compensation Plan

The Board of Directors believes that Professionals Direct's long-term interests are best advanced by aligning the interests of its directors with the interests of its shareholders. Therefore, to attract and retain the services of experienced and knowledgeable non-employee directors and to provide additional incentive for Professionals Direct's non-employee directors to promote the best interests of Professionals Direct and its shareholders, on March 23, 2005, the Board of Directors adopted, subject to shareholder approval, the Outside Directors' Deferred Compensation Plan. The Outside Directors' Deferred Compensation Plan would allow non-employee directors to defer their directors' fees for retirement benefits, the value of which would be directly tied to the value of Professionals Direct common stock. The Outside Directors' Deferred Compensation Plan would continue in effect until amended.

The following is a summary of the principal features of the Outside Directors' Deferred Compensation Plan. The summary is qualified in its entirety by reference to the terms of the Outside Directors' Deferred Compensation Plan as set forth in Appendix A to this Proxy Statement.

The Outside Directors' Deferred Compensation Plan would be administered and interpreted by the Compensation Committee, or such other committee as the Board of Directors designates. The Outside Directors' Deferred Compensation Plan would be an unfunded, supplemental nonqualified deferred compensation plan. Only directors who are not employees of Professionals Direct or its subsidiaries would be eligible to participate in the Outside Directors' Deferred Compensation Plan unless excluded from participation by the Compensation Committee pursuant to an individual agreement or arrangement. The Outside Directors' Deferred Compensation Plan would permit all non-employee directors to defer 25%, 50%, 75% or 100% of their directors' fees.

Except for newly eligible directors, elections to defer fees from any calendar year would be required to be made before the beginning of that calendar year. Elections would not be revocable once the year of the election begins and could only be revoked or modified as to future years if the revocation or modification occurred before the start of any such calendar year. Newly eligible directors would have 30 days from the date of eligibility to elect to participate in the Outside Directors' Deferred Compensation Plan, and such participation would only begin after the election is made. If a newly eligible director does not elect to participate within the first 30 days of eligibility, he or she would have to wait until the next calendar year to participate.

Amounts deferred under the Outside Directors' Deferred Compensation Plan would be credited on the books of Professionals Direct to an account established for that director as a number of stock units equal to the cash amount of deferred director's fees divided by the market value of one share of Professionals Direct common stock on the date the deferred director's fees would have been payable. The number of stock units in each director's account would be increased upon each payment of a cash dividend by Professionals Direct by an amount of stock units equal to the amount of cash that would have been payable to a shareholder owning the number of shares of Professionals Direct common stock represented by stock units credited to a director's account divided by the market value of one share of Professionals Direct common stock on the date of payment of the dividend.

Upon the occurrence of certain events or a specified date, stock units within the plan would be converted to Professionals Direct common stock at a one-to-one ratio (with cash in lieu of fractional shares) and distributed to the participant.

Distributions of Professionals Direct common stock to the participant under the Outside Directors' Deferred Compensation Plan would be made according to the method of distribution selected by the participant. Participating directors could elect either: (i) a single lump-sum distribution; or (ii) installment distributions in not more than 10 annual installments. If a change in control of Professionals Direct (as defined in the Plan) triggers the distribution, the distribution would occur immediately despite the participating director's election.

If a participant dies before distribution of all benefits due under the Outside Directors' Deferred Compensation Plan, the remaining benefits would be distributed to the beneficiary previously selected by the participant. In the absence of a properly selected beneficiary, the remaining benefits would be distributed to the surviving spouse, or if there is no surviving spouse, to the participant's estate. Unless otherwise elected by the participant before death, such distributions would continue in the time and manner of distributions before the participant's death. Professionals Direct would reduce the amount of benefits distributed to a participant's beneficiary by an amount equal to the generation-skipping transfer tax and interest, if any, that is payable by Professionals Direct.

The right to receive Professionals Direct common stock (and cash in lieu of fractional shares) equal to the number of stock units (other than retirement stock units, as discussed below) credited to the participating director's account is fully vested. Subject to adjustment for stock splits, stock dividends, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of Professionals Direct, the Outside Directors' Deferred Compensation Plan limits the number of shares of Professionals Direct common stock available for distribution under the Outside Directors' Deferred Compensation Plan to 35,000 shares. Benefits to be received by or allocated to the participants under the Outside Directors' Deferred Compensation Plan are not determinable because director participation is optional and the future value of Professionals Direct's common stock is not determinable.

Within 30 days from a redemption event (as defined in the Outside Directors' Deferred Compensation Plan), Professionals Direct would have the option to buy, and the participant or the participant's administrator, executor or guardian would have the option to require Professionals Direct to purchase, all shares which were distributed to the participant pursuant to the Outside Directors' Deferred Compensation Plan at a price equal to the market value. Any shares that have been deferred but not received by the participant could not be purchased by Professionals Direct until such shares were distributed.

Professionals Direct would be able to suspend any obligation to redeem shares until it has received any required approval from the State of Michigan - Office of Financial and Insurance Services or until Professionals Direct determines that it is reasonably likely that the redemption would not downgrade Professionals Direct Insurance Company's insurance company rating. In addition, Professionals Direct's obligation to redeem common stock would terminate upon the formation of an "established public trading market" for the common stock (i.e. trading on NASDAQ or listing on any national securities exchange).

Non-employee directors of Professionals Direct may be considered to have an interest in the Outside Directors' Deferred Compensation Plan because they may choose to elect to participate in the Outside Directors' Deferred Compensation Plan. There are presently seven non-employee directors who would be eligible to participate in the Plan. Present director fee levels are described under "Compensation of Directors."

Deferrals elected under the Outside Directors' Deferred Compensation Plan would not increase the fees that would otherwise have been received by electing directors. If all non-employee directors had elected to defer 100% of their fees in 2004, they would have deferred compensation they would otherwise have received in cash on a dollar-for-dollar basis as follows:

NEW PLAN BENEFITS
Outside Directors' Deferred Compensation Plan
Name and Position	Dollar Value ($)

David W. Crooks, Director	$19,000
Tracy T. Larsen, Director	15,850
Thomas J. Ryan, Director	15,150
Joseph A. Fink, Director	15,500
Julius A. Otten, Director	21,550
Thomas F. Dickinson, Director	18,300
Blake W. Krueger, Director	17,500
Non-Executive Director Group	$122,850

Professionals Direct intends to register shares of common stock covered by the Outside Directors' Deferred Compensation Plan under the Securities Act of 1933 before any shares are issued under the Plan.

A simple vote of the shareholders holding a majority of the shares present in person or represented by proxy and entitled to vote on this proposal is required to approve the Outside Directors' Deferred Compensation Plan. For purposes of counting votes on this proposal, abstentions will be counted as voted against the proposal. Broker non-votes will not be counted as voted on the proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted. If the Outside Directors' Deferred Compensation Plan is not approved by the shareholders, no shares of Professionals Direct common stock will be issued under the Outside Directors' Deferred Compensation Plan.

Your Board of Directors recommends that you vote FOR approval of the
Outside Directors' Deferred Compensation Plan.

Employee and Director Stock Purchase Plan

On March 23, 2005, the Board of Directors adopted and approved, subject to shareholder approval, the Professionals Direct, Inc. Employee and Director Stock Purchase Plan (the "Stock Purchase Plan"). The Board of Directors believes that Professionals Direct's interests would be advanced by securing for Professionals Direct and its shareholders the benefits of the incentive inherent in the ownership of Professionals Direct's common stock by employees and directors. The Board of Directors believes that approval of the Stock Purchase Plan is in the best interests of Professionals Direct and its shareholders.

The purpose of the Stock Purchase Plan is to encourage employees and directors of Professionals Direct and its subsidiaries to promote the best interests of Professionals Direct and align the interests of employees and directors with those of Professionals Direct's shareholders by permitting employees and directors to purchase shares of Professionals Direct common stock at a price less than the market price. All employees and directors of Professionals Direct or its subsidiaries would be eligible to participate in the Stock Purchase Plan, except temporary employees.

The following summarizes the principal features of the Stock Purchase Plan. This summary is not complete and is qualified in its entirety by reference to the terms of the Stock Purchase Plan, a copy of which is attached as Appendix B to this proxy statement.

The Stock Purchase Plan would be administered by the Compensation Committee of the Board of Directors or any other committee that the Board may designate.

An employee or director who wishes to participate in the Stock Purchase Plan would authorize Professionals Direct to make regular payroll deductions from the employee's payroll, or from the director's fees, as applicable, to be used for the purchase of stock pursuant to the Stock Purchase Plan. Once deductions begin, all of these deductions would be credited to the individual's stock purchase account under the Stock Purchase Plan.

In the Stock Purchase Plan, the term "annual stock purchase date" means a date on which shares of stock are purchased pursuant to the Stock Purchase Plan. On each annual stock purchase date, Professionals Direct would use the funds in a participant's stock purchase account to purchase as many whole shares of Professionals Direct common stock as could be purchased with the funds in the participant's stock purchase account on that date. This purchase occurs automatically, unless the participant terminates participation in the Stock Purchase Plan.

The purchase price of each share would be 90% of the market value of shares of Professionals Direct common stock on the annual stock purchase date, unless the compensation committee determines to use a higher price.

The compensation committee may determine the maximum level of individual participation annually, in its discretion. However, in no event may a participant purchase Professionals Direct common stock under the Stock Purchase Plan in an amount less than $10,000 per year or in excess of $60,000 per year. In addition, no participant would be permitted to purchase shares under the Stock Purchase Plan if the participant, immediately after purchasing such shares, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of Professionals Direct or any of its subsidiaries.

A participant could elect at any time to terminate his or her participation in the Stock Purchase Plan and permanently withdraw the balance accumulated in his or her stock purchase account upon proper notice to Professionals Direct. In the event of a participant's retirement, death or termination of employment, the balance in the participant's stock purchase account would be paid to the participant or, in the event of the participant's death, the participant's estate.

Rights under the Stock Purchase Plan are not transferable by a participant other than by will or the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant.

If the Compensation Committee determines a purchase price for each share of common stock under the Stock Purchase Plan at 90% of the fair market value, then on the purchase date each participant would be deemed to have recognized compensation income equal to the difference between the purchase price paid for the shares and the full fair market value. In that event, Professionals Direct would be entitled to a corresponding deduction for the same amount. Any such deduction would be subject to the limitations of Section 162(m) of the Internal Revenue Code.

If the Compensation Committee determines the purchase price for each share of common stock under the Stock Purchase Plan at the full fair market value with no discount and the Internal Revenue Service respects the Compensation Committee's determination, the participant would not recognize income upon enrolling in the Stock Purchase Plan or upon purchasing shares of Professionals Direct common stock under the Plan. Additionally, Professionals Direct would not receive any compensation deduction as a result of a purchase of shares under the Stock Purchase Plan at market value.

The Compensation Committee or the Board could amend the Stock Purchase Plan at any time and could also terminate the Stock Purchase Plan at any time.

Professionals Direct intends to register shares of common stock covered by the Stock Purchase Plan under the Securities Act of 1933 before any shares are issued under the Stock Purchase Plan.

Subject to certain anti-dilution adjustments, 35,000 shares of Professionals Direct common stock would be authorized for purchase under the Stock Purchase Plan.

The benefits payable under the Stock Purchase Plan are presently not determinable and the benefits that would have been payable had the Stock Purchase Plan been in effect during the most recent fiscal year are similarly not determinable. Because employees and directors of Professionals Direct and its subsidiaries may elect to participate in the Stock Purchase Plan, they may be considered to have an interest in the Stock Purchase Plan.

A simple vote of the shareholders holding a majority of the shares present in person or represented by proxy and entitled to vote on this proposal is required to approve the Stock Purchase Plan. For purposes of counting votes on this proposal, abstentions will be counted as voted against the proposal. Broker non-votes will not be counted as voted on the proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted. If the Stock Purchase Plan is not approved by the shareholders, no shares of Professionals Direct common stock will be issued under the Stock Purchase Plan.

Your Board of Directors recommends that you vote FOR approval of the Employee and Director Stock Purchase Plan.

Ownership of Professionals Direct Stock

The following table shows the number of shares of Professionals Direct stock beneficially owned on December 31, 2004, by each of Professionals Direct's directors and nominees for director, each of the executive officers, and all of Professionals Direct's directors and executive officers as a group. No shareholder known to management of Professionals Direct beneficially owned more than 5% of the shares of Professionals Direct stock outstanding on December 31, 2004. As a group, Professionals Direct's directors, nominees for director and executive officers owned 20.1% of Professionals Direct's outstanding stock on December 31, 2004.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class(3)

Stephen M. Tuuk	16,675	5.0%

Stephen M. Westfield	10,000	3.0%

Mary L. Ursul	14,500	4.3%

David W. Crooks	11,000	3.3%

Thomas F. Dickinson	0	0.0%

Joseph A. Fink	6,800	2.0%

Blake W. Krueger	0	0.0%

Tracy T. Larsen	6,000	1.8%

Julius A. Otten	0	0.0%

Thomas J. Ryan	2,200	0.7%

All Executive Officers Directors and Nominees for Director as a group (10 persons)	67,175	20.1%

(1)	The address of each beneficial owner is 161 Ottawa Avenue, N.W., Suite 607, Grand Rapids, Michigan, 49503.

(2)

The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person would also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days, but no shares listed are deemed to be beneficially owned for this reason. These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and minor children over whom the listed person may have substantial influence by reason of relationship.

(3)	Percentage of beneficial ownership is based on 333,500 shares of common stock outstanding.

Executive Compensation

Summary of Compensation

          The following table sets forth for the fiscal year ended December 31, 2004, the cash and non-cash compensation awarded to, earned by or paid to Stephen M. Tuuk, President, Chief Executive Officer and director, Mary L. Ursul, Vice President, Secretary and director, and Stephen M. Westfield, Vice President, Treasurer and director. No other executive officers of the Company earned more than $100,000 in total annual salary and bonus for 2004 in all capacities in which such person served the Company.

		Annual Compensation		Long-Term Compensation Payouts

Name and				All Other
Principal Position	Year	Salary	Bonus	Compensation(1)

Stephen M. Tuuk, President and Chief Executive Officer	2004 2003 2002	$ 239,140 230,140 227,640	$ 0 150,000 15,000	$ 8,000 7,000 5,500

Mary L. Ursul, Vice President and Secretary	2004 2003 2002	158,640 152,640 147,640	7,500 112,500 22,500	6,500 6,000 4,191

Stephen M. Westfield, Vice President and Treasurer	2004 2003 2002	132,140 125,140 112,640	0 30,000 10,000	6,500 6,000 5,500

(1)	Consisting of the Company's 50% matching contribution under its 401(k) plan.

The Company had no equity compensation plans, stock options and made no long-term incentive plan awards in 2004.

Employment Contracts

The Company has employment agreements with its executive officers as described below.

Agreement with Mr. Tuuk. The Company has an employment agreement with Mr. Tuuk. The agreement provides that the Company and Mr. Tuuk may end the employment at any time and for any reason. If the Company ends Mr. Tuuk's employment without cause, then it is required to pay Mr. Tuuk's base salary and benefits for 24 months from the date of termination. If Mr. Tuuk resigns his employment or is terminated without cause, then Mr. Tuuk is immediately deemed to have resigned from the Company's Board of Directors and as a director of PDIC and any of the subsidiaries. Upon termination of employment and for 24 months thereafter, Mr. Tuuk may not compete against the Company, PDIC or any of the subsidiaries in any state in which they are doing business.

Agreements with Ms. Ursul and Mr. Westfield. The Company has employment termination and severance agreements with Ms. Ursul and Mr. Westfield, respectively, which provide that the Company and Ms. Ursul and Mr. Westfield may end their respective employment at any time and for any reason. If the Company ends Ms. Ursul's or Mr. Westfield's employment without cause, then it must pay the employee's base salary and benefits for 12 months from the date of termination. Upon termination of employment and for 12 months thereafter, Ms. Ursul and Mr. Westfield may not compete against the Company, PDIC or any of the subsidiaries in any state in which they are doing business.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements of Professionals Direct for the year ended December 31, 2004, with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU§380). The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions referred to in this paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements of Professionals Direct for the year ended December 31, 2004, be included in Professionals Direct's Annual Report on Form 10-KSB for the year ended December 31, 2004.

This Audit Committee Report and the names of each Audit Committee member listed below shall not be deemed to be "soliciting material," or to be "filed" with the Commission or subject to Regulation 14A or 14C, other than as provided in Item 306 of Regulation S-B, or to be liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that Professionals Direct specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Professionals Direct incorporates it by reference.

The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter was included as an Appendix to last year's Proxy Statement.

Respectfully submitted,

Julius A. Otten, Chairman
David W. Crooks
Thomas F. Dickinson

Related Matters

Solicitation of Proxies

We will initially solicit proxies by mail. Professionals Direct officers, directors and employees may also solicit proxies in person, by telephone or by facsimile without additional compensation. Professionals Direct will bear the entire cost of soliciting proxies.

Certain Relationships and Related Transactions

Stephen M. Tuuk serves as a director on the Board of Directors of Lawyers Reinsurance Company ("LRC"). Mr. Tuuk receives no compensation or any other remuneration for serving as a director on LRC's Board of Directors. LRC is a reinsurance company owned by various members of the National Association of Bar Related Insurance Companies. Professionals Direct Finance, Inc., a wholly owned subsidiary of the Company, made an initial investment in LRC of $250,000 representing 12.5% of its common stock. Through negotiations by outside brokers, the Company cedes premium to LRC in the layer of $4 million in excess of $1 million. LRC is under no obligation to contract with the Company. LRC is a participant in a 2004 reinsurance treaty of PDIC. During 2004, premiums of $253,000 were ceded to and $131,000 in losses were paid by LRC. As of December 31, 2004, unearned premiums ceded to LRC were $109,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Professionals Direct's directors and officers to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission. Directors and officers are required by the Securities and Exchange Commission regulations to furnish Professionals Direct with copies of all Section 16(a) reports they file. Based on its review of the copies of the Section 16(a) reports received by Professionals Direct (or written representations from certain reporting persons that no Forms 5 were required for those persons), we believe that, from January 1 through December 31, 2004, our directors and officers filed all reports required by Section 16(a) in a timely manner.

Code of Ethics

Professionals Direct has adopted a Code of Ethics that applies to the Chief Executive Officer and Vice President of Finance.

Shareholder Proposals

If you would like a proposal to be presented at the annual meeting of shareholders in 2006 and if you would like your proposal to be included in Professionals Direct's proxy statement and form of proxy relating to that meeting, you must submit the proposal to Professionals Direct in accordance with Securities and Exchange Commission Rule 14a-8. Professionals Direct must receive your proposal by November 23, 2005, for your proposal to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. To be considered timely, any other proposal that you intend to present at the 2006 annual meeting of shareholders must similarly be received by Professionals Direct by November 23, 2005.

Independent Public Accountants

The Board of Directors has selected BDO Seidman, LLP as Professionals Direct's principal accountant for 2005. Representatives of BDO Seidman, LLP will be present at the annual meeting, have an opportunity to make a statement, and be available to respond to appropriate questions.

Audit Fees. The aggregate fees billed for professional services rendered by Professionals Direct's principal accountant, BDO Seidman LLP, for the audit of Professionals Direct's annual financial statements, for the review of financial statements included in Professionals Direct's Forms 10-QSB and for services provided in connection with statutory and regulatory filings for each of the last two fiscal years were $79,419 and $98,525 in 2004 and 2003, respectively.

Audit-Related Fees. No audit-related fees were paid in the last two fiscal years.

Tax Fees. The aggregate fees billed for tax compliance, tax advice and tax planning services rendered by Professionals Direct's principal accountant, BDO Seidman LLP, for each of the last two fiscal years were $77,456 and $71,700 in 2004 and 2003, respectively.

All Other Fees. No other fees were paid in the last two fiscal years.

All of the hours expended on BDO Seidman, LLP's engagement to audit Professionals Direct's financial statements for the year ended December 31, 2004, were performed by BDO Seidman, LLP's full-time, permanent employees.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee has the authority and responsibility to pre-approve all audit and permissible non-audit services provided to Professionals Direct by Professionals Direct's principal accountant.

All pre-approvals of audit and permissible non-audit services granted by the Audit Committee must be reasonably detailed as to the particular services to be provided and do not result in the delegation of the Audit Committee's pre-approval responsibilities to management. Pre-approvals of services granted by the Audit Committee do not use monetary limits as the only basis for pre-approval and do not provide for broad categorical approvals (e.g., tax compliance services under $10,000). Pre-approval policies and practices adopted by the Audit Committee are designed to ensure that the Audit Committee knows what particular services it is being asked to pre-approve so that it can make a well-reasoned assessment of the impact of the service on the principal accountant's independence.

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals of permissible non-audit services. The decisions of any Audit Committee member to whom authority is delegated to pre-approve permissible non-audit services are reported to the full Audit Committee.

None of the audit-related fees or tax fees were approved by the Audit Committee pursuant to the de minimus exception set forth in Section 210.2-01(c)(7)(i) of Regulation S-X of the Securities Exchange Act of 1934.

APPENDIX A

OUTSIDE DIRECTORS' DEFERRED COMPENSATION PLAN

PROFESSIONALS DIRECT, INC.

OUTSIDE DIRECTORS' DEFERRED COMPENSATION PLAN

ARTICLE 1

ESTABLISHMENT OF PLAN; PURPOSES OF PLAN

          1.1          Establishment of Plan. The Company hereby establishes the PROFESSIONALS DIRECT, INC. OUTSIDE DIRECTORS' DEFERRED COMPENSATION PLAN (the "Plan"), a supplemental nonqualified deferred compensation plan for the Outside Directors of the Company. The Plan shall be an unfunded plan within the meaning of the Internal Revenue Code of 1986, as amended. It is intended that the Plan not cover employees and therefore, not be subject to the Employee Retirement Income Security Act of 1974, as amended.

          1.2          Purposes of Plan. The purposes of the Plan are to attract and retain well qualified individuals for service as Outside Directors of the Company, to provide Outside Directors with the opportunity to increase their financial interest in the Company, and thereby increase their personal interest in the Company's continued success, through the payment of income to Outside Directors in amounts tied to the performance of the Company's Common Stock and payable in Common Stock, and to provide Outside Directors with the opportunity to accumulate supplemental assets for retirement through the deferral of all or a portion of Director's Fees payable to Outside Directors.

          1.3          Effective Date. The "Effective Date" of the Plan is March 23, 2005, subject to approval by the shareholders at the 2005 Annual Meeting of Shareholders or any adjournment thereof or at a Special Meeting of Shareholders. No Common Stock shall be issued under the Plan prior to such shareholder approval. Each Plan provision applies until the effective date of an amendment of that provision.

          1.4          Number of Stock Units. Subject to adjustment as provided in Section 6.1 of the Plan, a maximum of 35,000 Stock Units, which are convertible into Common Stock at a one-to-one ratio upon distribution, together with 35,000 shares of Common Stock shall be available for awards under the Plan.

ARTICLE 2

DEFINITIONS

          2.1          Beneficiary. "Beneficiary" means the individual, trust or other entity designated by the Participant to receive any benefits to be distributed under the Plan after the Participant's death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Committee. The Participant's Will is not effective for this purpose. If a designation has not been properly completed and filed with the Committee or is ineffective for any other reason, the Beneficiary shall be the Participant's Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be distributed to the Participant's estate.

          2.2          Board. "Board" means the Board of Directors of Professionals Direct, Inc.

          2.3          Change in Control. "Change in Control" means:

          (a)          the acquisition, by a person or more than one person acting as a group, of 50% or more of the (i) total gross fair market value of the Company's consolidated assets (in a single transfer or a series of related transactions) or (ii) total fair market value or total voting power of the Common Stock of the Company;

          (b)          any reorganization, merger or consolidation of the Company, the substantive effect of which is the sale or disposition of the controlling interest in the voting stock of the Company (excluding any such transaction in which the current shareholders of the Company, or their descendents, immediately prior to the transaction continue to beneficially own a controlling interest in the successor corporation immediately following the consummation of the transaction so long as the successor assumes, on an equitable basis, the obligations of the Company under this Plan); or

          (c)          the replacement of the majority of the members of the Company's current Board during any 12-month period whose appointment or election is not endorsed by the majority of the Board prior to the date of appointment or election.

          2.4          Committee. "Committee" means the Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan.

          2.5          Common Stock. "Common Stock" means the common stock, no par value per share, of Professionals Direct, Inc.

          2.6          Company. "Company" means Professionals Direct, Inc., a Michigan corporation.

          2.7          Director's Fee. "Director's Fee" means the amount of income payable to a Participant for service as an Outside Director, including payments for attendance at meetings of the Board or meetings of committees of the Board, and any retainer fee paid to chairpersons of committees of the Board.

          2.8          Dividend Equivalent. "Dividend Equivalent" means a number of Stock Units equal to the number of shares of Common Stock (including fractions of a share) that have a Market Value equal to the amount of any cash dividends that would have been payable to a shareholder owning the number of shares of Common Stock represented by Stock Units credited to a Fee Account on each dividend payment date.

          2.9          Employee Benefit Plan. "Employee Benefit Plan" means any plan or program established by the Company or a subsidiary for the compensation or benefit of employees of the Company or any of its subsidiaries.

          2.10          Fee Account. "Fee Account" means the bookkeeping device used by the Company to measure and determine the amounts of deferred Director's Fee income to be distributed to a Participant under the Plan.

          2.11          Fee Stock Unit. "Fee Stock Unit" means a Stock Unit credited to a Participant's Fee Account representing deferred Director's Fee income and Dividend Equivalents to be distributed to a Participant under the Plan.

          2.12          Market Value. "Market Value" of the Common Stock means the most recent closing price if the shares are traded on a national securities exchange or quoted on a national inter-dealer quotation system. If the shares are not so traded or quoted, "Market Value" means an amount determined by the Committee, from time to time, in its discretion, taking into account such factors as it considers advisable. Factors that the Committee may, but need not, consider include, without limitation, the prices at which recent sales of Common Stock have been made, the lack of a market for Common Stock, any recent valuation of Common Stock obtained by the Company, any subsidiary or any Employee Benefit Plan, and the book value of Common Stock. If the Market Value is determined by the Committee, such determination shall constitute the Market Value for all subsequent transactions under this Plan, until the Committee later determines a new Market Value.

          2.13          Outside Director. "Outside Director" means any individual who serves as a member of the Board and who is not an employee of the Company or any of its subsidiaries; provided, that the Committee may exclude any Outside Director from participating in the Plan at any time or from time to time pursuant to an individual agreement or arrangement with such Outside Director.

          2.14          Participant. "Participant" means any individual who is participating in the Plan.

          2.15          Plan Year. "Plan Year" means the 12-month period beginning each January 1, except that the Plan Year for the year in which the Plan becomes effective shall commence on the effective date of the Plan and end on December 31 of such year.

          2.16          Redemption Event. "Redemption Event" means a Participant's termination of directorship for any reason.

          2.17          Spouse. "Spouse" means the husband or wife to whom the Participant is married on the date the benefit is scheduled to be distributed, or distribution is scheduled to begin. The legal existence of the spousal relationship shall be governed by the law of the state or other jurisdiction of domicile of the Participant.

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          2.18          Stock Unit. "Stock Unit" means the device used by the Company to measure and determine the value of benefits to be distributed to a Participant under the Plan. One Stock Unit represents an amount of cash equal to the Market Value of one share of Common Stock on the applicable date.

          2.19          Surviving Spouse. "Surviving Spouse" means the Spouse of the Participant at the time of the Participant's death who survives the Participant. If the Participant and Spouse die under circumstances which prevent ascertainment of the order of their deaths, it shall be presumed for the Plan that the Participant survived the Spouse.

          2.20          Termination of Service. "Termination of Service" means the termination of a Participant as a director of the Company for any reason.

ARTICLE 3

ADMINISTRATION

          3.1          Power and Authority. The Committee shall administer the Plan, shall have full power and authority to interpret the provisions of the Plan, and shall have full power and authority to supervise the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by a majority of the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable. The members of the Committee shall not be paid any additional fees for their services.

          3.2          Delegation of Powers; Employment of Advisers. The Committee may delegate to any agent such duties and powers, both ministerial and discretionary, as it deems appropriate except those that may not be delegated by law or regulation. In administering the Plan, the Committee may employ attorneys, consultants, accountants or other persons, and the Company and the Committee shall be entitled to rely upon the advice, opinions or valuation of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company.

          3.3          Indemnification of Committee Members. Each person who is or shall have been a member of the Committee or to whom authority is or has been delegated shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

ARTICLE 4

PARTICIPATION

          4.1          Eligibility to Participate. An Outside Director shall be eligible to become a Participant in the Plan on the first day of the individual's term as an Outside Director.

ARTICLE 5

ELECTIVE DEFERRALS OF DIRECTOR'S FEES

          5.1          Deferral of Director's Fees. A Participant may elect to defer payment of 25%, 50%, 75% or 100% of Director's Fees for a Plan Year. For each amount deferred, the Participant's Fee Account shall be credited with a number of Fee Stock Units (including fractions of a Stock Unit) determined by dividing the dollar amount deferred by the Market Value of Common Stock on the date on which the corresponding non-deferred portion of the Director's Fee is paid or would have been payable to the Participant if the Participant had not elected to defer payment of Director's Fees.

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          5.2          Prior Irrevocable Election. The election to defer Director's Fees shall be made by the Participant on a form provided for that purpose prior to the beginning of a Plan Year and shall become irrevocable for each Plan Year thereafter as of the beginning of each Plan Year. The deferral election shall continue in effect for each Plan Year until revoked or modified for a subsequent Plan Year by the Participant. The deferral shall be applicable to Director's Fees earned in each Plan Year. A new Participant may make an initial irrevocable election to defer Director's Fees during the first 30 days of eligibility to participate and such election shall apply only to Director's Fees earned following the date of the election. If a new Participant does not make an election during this 30-day period, the Participant may not make an election effective earlier than the beginning of the next Plan Year. The Participant shall have no claim or right to payment or distribution of the amounts deferred and shall be limited solely to the rights and benefits conferred under the terms of the Plan. In no event shall an election to defer Director's Fees become effective sooner than the date of the written, irrevocable election.

          5.3          Fee Accounts. For bookkeeping purposes only, the Company shall maintain a separate Fee Account for each Participant. A Fee Account shall be maintained for and credited with Fee Stock Units representing the value of the Participant's deferrals plus Dividend Equivalents on such Fee Stock Units. The Company shall provide each Participant with a written account statement reflecting the number of Fee Stock Units in the Participant's account at least annually. If the Participant does not object to the account within 60 days after receipt, the account shall be deemed final and binding on all parties.

          5.4          Timing of Deferrals. Deferrals of quarterly fees shall be credited to the Participant's Fee Account on each March 31, June 30, September 30, December 31 or such other dates on which the quarterly Director's Fees would have been payable to the Participant if the Participant had not made a deferral election. Deferrals of meeting fees shall be credited to the Participant's Fee Account on such dates on which the meeting fees would have been payable to the Participant if the Participant had not made a deferral election.

          5.5          Vesting. The right to receive Common Stock (and cash in lieu of fractional shares) equal to the number of Fee Stock Units credited to the Participant's Fee Account, including Dividend Equivalents credited to the Participant's Fee Account is fully vested.

          5.6          Event of Distribution. Upon Termination of Service, a Change in Control or a specific date selected by the Participant, a number of shares of Common Stock (and cash in lieu of fractional shares) equal to the number of Fee Stock Units credited to the Participant shall be distributed at the times and in the manner specified in the Plan.

          5.7          Manner of Distribution. At the time of the initial irrevocable election to defer Director's Fees under the Plan, each Participant shall elect a manner of distribution. The following manners of distribution may be elected by a Participant:

          (a)          Lump Sum. A single lump-sum distribution of all of the Common Stock (and cash in lieu of fractional shares) to be issued with respect to Fee Stock Units under the Plan; or

          (b)          Installments. Distribution of all of the Common Stock (and cash in lieu of fractional shares) to be distributed with respect to Fee Stock Units under the Plan in not more than 10 annual installments.

          A Participant may change his or her election as to the time and manner of distribution, provided, that any such change shall only become effective for new deferred amounts. If a Participant changes a previously elected time or manner of a distribution under the Plan, the Participant must make the change at least one year before the distribution would have otherwise been made and the Participant agrees that the Participant shall not begin receiving the affected distribution until five years from the first date that the distribution would have otherwise begun.

          If, on the date of distribution, the Market Value of the Common Stock (and cash in lieu of fractional shares) to be distributed to a Participant does not exceed $10,000, the Committee in its sole discretion, may choose to pay the distribution in a single lump-sum distribution under (a) above. If the Participant fails to make an election of a manner of distribution in the initial election, the Participant shall receive a single lump-sum distribution. Notwithstanding any election by a Participant of a manner of distribution pursuant to (a) or (b) of this Section, all Participants shall receive a single lump-sum distribution upon an event of distribution resulting from a Change in Control.

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          5.8          Number of Shares to be Distributed. The Participant shall receive a number of shares of Common Stock (and cash in lieu of fractional shares) equal to the number of Fee Stock Units in the Participant's Fee Account plus Dividend Equivalents credited to the Participant's Fee Account. The amount to be distributed shall be determined as follows:

          (a)          Lump Sum. For a lump-sum distribution, the Participant shall receive a one-time distribution of Common Stock (and cash in lieu of fractional shares) equal to the number of Fee Stock Units in the Participant's Fee Account plus Dividend Equivalents credited to the Participant's Fee Account.

          (b)          Installments. If distribution is in installments, the initial amount to be distributed shall be a number of shares of Common Stock (and cash in lieu of fractional shares) equal to the number of Fee Stock Units in the Participant's Fee Account plus Dividend Equivalents credited to the Participant's Fee Account divided by the number of installment distributions elected. The number of Fee Stock Units credited to the Participant's Fee Account shall be reduced by the number of Fee Stock Units that were converted to Common Stock (and cash in lieu of fractional shares) and either distributed to the Participant (or to any other person as contemplated by the Plan) or withheld to account for payment of the generation-skipping transfer tax. Future installments shall be determined by dividing the remaining Fee Stock Units credited to the Participant's Fee Account, plus any additional Dividend Equivalents credited to the Participant's Fee Account during the distribution period by the remaining number of annual installment distributions. Each such distribution shall result in a reduction of the amount of Fee Stock Units credited to Participant's Fee Account by an amount of Fee Stock Units equal to the number of Fee Stock Units that were either converted to Common Stock (and cash in lieu of fractional shares) and distributed to the Participant (or to any other person, as contemplated by the Plan) or withheld to account for payment of the generation-skipping tax.

          (c)          Five-Percent Ownership Limitation. No distributions of Common Stock shall be made to a Participant if the Participant, immediately after receiving the distribution of Common Stock, would own Common Stock possessing five-percent or more of the total combined voting power or value of all classes of stock of the Company, or any of its subsidiaries. The five-percent ownership restriction shall remain in effect until July 1, 2006, unless the Committee extends the restriction period. To the extent that a distribution is limited as a result of the five-percent ownership limitation, the Participant shall receive cash in lieu of any Common Stock that would have otherwise been distributed to the Participant.

          5.9          Form of Distribution. Except as contemplated by Section 5.8(c), distributions shall be made to the Participant or Beneficiary in Common Stock (and cash in lieu of fractional shares) directly by the Company. The Company shall not be relieved of its obligation and liability to distribute the benefits of the Plan, except to the extent distributions are actually made from any trust established by the Company for such purpose.

          5.10          Time of Distribution. A lump-sum distribution or an initial installment distribution shall be made within 30 days following the date of Termination of Service, unless such distributions are deferred pursuant to Section 5.7 of the Plan. Later installment distributions shall be made on or before January 31 of each year thereafter until the total amount to be distributed under the Plan is distributed. A single lump-sum distribution shall be made immediately upon the occurrence of a Change in Control.

          5.11          Death.

          (a)          Distribution to Beneficiary. If the Participant dies prior to distribution of all benefits due under the Plan, distribution of all remaining benefits shall be made to the Participant's Beneficiary. Distributions to a Beneficiary following a Participant's death shall be in the form elected by the Participant and shall be made or shall begin on the date specified in Section 5.10. At the time of the initial irrevocable election to defer Director's Fees, the Participant may designate a manner of distribution following the Participant's death which is different from the manner of distribution during the Participant's lifetime.

          (b)          Distribution to Estate. If distribution is to be made to the estate of a Participant, distribution shall be made in a lump sum within 70 days after the date of the Participant's death.

          (c)          Generation-Skipping Transfer Tax. Notwithstanding any other provision in the Plan, the Company may withhold any benefits that would otherwise be distributed to a Beneficiary as a result of the death of a Participant or any other Beneficiary until it can be determined whether a generation-skipping transfer tax, as defined in Chapter 13 of the Internal Revenue Code of 1986, as amended, or any substitute provision therefor, is payable by the Company
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and the amount of generation-skipping transfer tax, including interest, that is due. If such tax is payable, the benefits that would otherwise be distributed under the Plan shall be reduced by the number of shares of Common Stock with a Market Value on the date of distribution of the benefits, if any, equal to the generation-skipping transfer tax and interest. Any benefits withheld and determined not to be required to account for the generation-skipping transfer tax shall be distributed as soon as there is a final determination of the applicable generation-skipping transfer tax and interest. No interest shall be payable to any Beneficiary for the period from the date of death to the time when the amount of benefits to be distributed to a Beneficiary can be fully determined pursuant to this paragraph.

ARTICLE 6

REDEMPTION

          6.1          Redemption. Except as provided in Section 6.2(a) or 6.2(b) below, after the occurrence of a Redemption Event, the Company will have the option to buy, and the Participant or the Participant's administrator, executor or guardian will have the option to require the Company to purchase, all shares which were distributed to the Participant prior to the Redemption Event pursuant to this Plan and any shares that are subsequently distributed following the Redemption Event under the Plan at a price equal to the Market Value. Either party may exercise its option by providing written notice to the other party within 30 days following the Redemption Event or within 30 days following the distribution of deferred shares after a Redemption Event pursuant to the Plan.

          6.2          Company's Redemption Obligation.

          (a)          The Participant's (or the Participant's administrator, executor or guardian) right to require the Company to purchase shares the Participant acquired pursuant to the Plan, as provided in Section 6.1, will only apply to shares that have been distributed to the Participant under the Plan. For shares the Participant has deferred and not yet received, the Participant's right to require the Company to purchase such shares will not arise until such shares are distributed to the Participant, at which time the provisions of Section 6.1 shall apply.

          (b)          Unless the provisions of Section 6.2(a) provide otherwise, if a Participant Director resigns his or her directorship, the Company will have the option to buy, and the Participant or the Participant's administrator, executor or guardian will have the option to require the Company to purchase, all shares which have been distributed to the Participant under the Plan at a price equal to the Market Value on the date the Director's term would have expired had the Director not resigned his or her directorship. Either party may exercise its option by providing written notice to the other party within 30 days following the Redemption Event.

          (c)          Notwithstanding Sections 6.1, 6.2(a) or 6.2(b), the Company may suspend any obligation to redeem the Participant's shares until it has received any required approval from the State of Michigan - Office of Financial and Insurance Services ("OFIS") or until the Company determines that it is reasonably likely that the redemption will not downgrade Professionals Direct Insurance Company's insurance company rating. The determination of whether OFIS approval is required or a downgrade is reasonably likely will be made by the Company in its sole discretion.

          6.3          Termination of Redemption Right. The Company's obligation to redeem Common Stock will terminate upon the formation of an "established public trading market" for Common Stock (i.e. trading on NASDAQ, or listing on any national securities exchange). The existence of limited or sporadic quotations shall not of itself be deemed to constitute an "established public trading market." The determination of whether a formation of an "established public trading market" has occurred will be made by the Company in its sole discretion.

ARTICLE 7

GENERAL PROVISIONS

          7.1          Adjustments. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the number of Stock Units credited to a Participant's Fee Account shall be appropriately

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adjusted to reflect the number and kind of shares of common stock, other securities or other consideration that holders of common stock would receive by reason of the change in corporate structure.

          7.2          Amendment; Termination. The Company reserves the right to amend the Plan prospectively or retroactively, in whole or in part, or to terminate the Plan, provided that no change or amendment may be made more than once every six months and that an amendment or termination may not reduce or revoke Stock Units accrued and the amounts represented by them promised to be distributed to Participants as of the later of the date of adoption of the amendment or the effective date of the amendment or termination. Upon termination of the Plan, the accounts of affected Participants shall be administered and distributed in accordance with the provisions of the Plan.

          7.3          Rights Not Assignable. Except for designation of a Beneficiary, Stock Units credited to Participants and amounts represented thereby promised under the Plan shall not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance or charge, whether voluntary or involuntary, by the Participant or any Beneficiary of the Participant, even if directed under a qualified domestic relations order or other divorce order. An interest in a Stock Unit or the amount represented thereby shall not provide collateral or security for a debt of a Participant or Beneficiary or be subject to garnishment, execution, assignment, levy or to another form of judicial or administrative process or to the claim of a creditor of a Participant or Beneficiary, through legal process or otherwise. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or to otherwise dispose of benefits, before actual receipt of the benefits, or a right to receive benefits, shall be void and shall not be recognized.

          7.4          Unsecured Creditor Status. A Participant shall be an unsecured general creditor of the Company as to the distribution of any benefit under the Plan. The right of any Participant or Beneficiary to receive a distribution promised in the Plan shall be no greater than the right of any other general, unsecured creditor of the Company.

          7.5          No Trust or Fiduciary Relationship. Nothing contained in the Plan shall be deemed to create a trust or fiduciary relationship of any kind for the benefit of any Participant or Beneficiary.

          7.6          Construction. The singular includes the plural, and the plural includes the singular, unless the context clearly indicates the contrary. Capitalized terms (except those at the beginning of a sentence or part of a heading) have the meaning specified in the Plan. If a capitalized term is not defined in the Plan, the term shall have the general, accepted meaning of the term.

          7.7          Disputes. In the event that a dispute arises regarding the eligibility to participate in the Plan or any other matter relating to Plan participation, such dispute shall be made to the Committee. The determination by the Committee with respect to such disputes shall be final and binding on all parties. In the event that a dispute arises regarding the amount of any benefit distribution under the Plan that is not related to Participant eligibility disputes, the Committee may appoint a qualified independent certified public accountant to determine the amount of distribution and such determination shall be final and binding on all parties. If the Participant involved in the dispute is a member of the Committee, such Participant shall not be involved in the Committee's decision.

          7.8          Unfunded Plan. This shall be an unfunded plan within the meaning of the Internal Revenue Code of 1986, as amended. Benefits provided in the Plan constitute only an unsecured contractual promise to distribute Common Stock (and cash in lieu of fractional shares) in accordance with the terms of the Plan by the Company.

          7.9          Self-Employment Taxes. To the extent that amounts distributed or deferred under the Plan are deemed to be net earnings from self-employment, each Outside Director shall be responsible for any taxes payable under federal, state or local law.

          7.10          Right of Company to Replace Directors. Neither the action of the Company in establishing the Plan, nor any provision of the Plan, shall be construed as giving any Outside Director the right to be retained as a director, or any right to any payment whatsoever except to the extent of the benefits provided for by the Plan. The Company expressly reserves the right at any time to replace or fail to renominate any Outside Director without any liability for any claim against the Company for any payment or distribution whatsoever except to the extent provided for in the Plan. The Company has no obligation to create any other or subsequent deferred compensation plan for directors.

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          7.11          Governing Law; Severability. The Plan shall be construed, regulated and administered under the laws of the State of Michigan. If any provisions of the Plan shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of the Plan, and the Plan shall be deemed to be modified to the least extent possible to make it valid and enforceable in its entirety.

          7.12          Trust Fund. The Company shall be responsible for the distribution of all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, with such trustees as the Board or the Committee may approve, for the purpose of providing for the distribution of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually distributed from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so distributed, such benefits shall remain the obligation of, and shall be distributed by, the Company.

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APPENDIX B

EMPLOYEE AND DIRECTOR STOCK PURCHASE PLAN

PROFESSIONALS DIRECT, INC.
EMPLOYEE AND DIRECTOR STOCK PURCHASE PLAN

SECTION 1

PURPOSE OF PLAN

          The purpose of the Professionals Direct, Inc. Employee and Director Stock Purchase Plan is to provide a systematic procedure for eligible employees and directors of the Company and its subsidiaries to purchase the stock of the Company, thereby affording such employees and directors a convenient means of obtaining an ownership interest in the Company and an incentive to contribute further to the Company's success.

SECTION 2

DEFINITIONS

          The following words have the following meanings unless a different meaning is plainly required by the context:

          2.1          "Annual Stock Purchase Date" means a date on which shares of Common Stock are purchased pursuant to the Plan. Unless otherwise determined by the Committee, the Annual Stock Purchase Date shall be the 20th day, or the next following business day if such day falls on a Saturday, Sunday, or Company holiday, after the filing of the Company's annual report on Form 10-KSB or Form 10-K (or equivalent form) with the Securities and Exchange Commission. The Annual Stock Purchase Date for 2005 shall be the last business day of the first full calendar month after the date on which the Plan, Plan Description and related documents are first distributed to Eligible Directors and Eligible Employees.

          2.2          "Board" means the Board of Directors of Professional Direct, Inc.

          2.3          "Committee" means the Compensation Committee of the Board or such other committee as the Board may from time to time designate to administer the Plan, which Committee may consist of one member.

          2.4          "Common Stock" means the Company's common stock, no par value.

          2.5          "Company" means Professionals Direct, Inc., a Michigan business corporation, and its successors and assigns.

          2.6          "Director" means a member of the Company's or any of its Subsidiaries' Board of Directors.

          2.7          "Disability" means an inability of a Participant to perform his or her employment due to physical or mental disability sufficient for the Participant to qualify for disability benefits under the general benefits policies of the Company as in effect from time to time.

          2.8          "Election Form" means a notice (in a form approved by the Committee) that an Eligible Employee or Eligible Director must complete to participate in the Plan and authorize payroll or director fees deductions, direct cash payments or reinvestment of dividends to be made on such person's behalf under the Plan.

          2.9          "Eligible Directors" means all present and future directors of the Company or one of its Subsidiaries, who may or may not be shareholders of the Company.

          2.10          "Eligible Employees" means all present and future active full-time or part-time Employees of the Company and its Subsidiaries, but not temporary Employees.

          2.11          "Employee" means an employee of the Company or one of its Subsidiaries.

          2.12          "Fair Market Value" of the Common Stock means the most recent closing price if the shares are traded on a national securities exchange or quoted on a national inter-dealer quotation system. If the shares are not so traded or quoted, "Fair Market Value" means an amount determined by the Committee or the Board in its discretion, taking into account such factors as it considers advisable. Factors that the Committee or the Board may, but need not, consider include, without limitation, the prices at which recent sales of Common Stock have been made, the lack of a market for Common Stock, any recent valuation of Common Stock obtained by the Company, any subsidiary or any Employee Benefit Plan, and the book value of Common Stock.

          2.13          "Participant" means an Eligible Employee or Eligible Director who has elected to participate in the Plan in accordance with Section 6.1 below.

          2.14          "PDIC" means Professionals Direct Insurance Company, a Michigan stock insurance company.

          2.15          "Plan" means the Professionals Direct, Inc. Employee and Director Stock Purchase Plan as it may be amended from time to time.

          2.16          "Purchase Price" means an amount determined by the Committee or the Board in its sole discretion, upon which shares of Common Stock may be purchased by Participants on the Annual Stock Purchase Date in accordance with the Plan, provided that the Purchase Price shall not be less than 90% of the Fair Market Value of a share of Common Stock

          2.17          "Stock Purchase Account" means the account established on behalf of a Participant pursuant to Section 7.1 below, to which his or her payroll or director fees deductions, direct cash payments and/or reinvested dividends shall be credited.

          2.18          "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company. The term "Subsidiary" includes any present or future Subsidiaries of the Company.

SECTION 3

ADMINISTRATION

          3.1          General. The Committee shall administer the Plan. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan, including individuals who are employees of the Company or any Subsidiary. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules, regulations and procedures relating to it, to waive any requirement of the Plan in whole or in part and on a general or case-by-case basis and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons unless otherwise determined by the Board. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations, if any, for the conduct of its business as it considers advisable.

          3.2          Indemnification of Committee Members. Neither any member or former member of the Committee, nor any individual or group to whom authority or responsibility is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

SECTION 4

STOCK SUBJECT TO THE PLAN

          4.1          Number of Shares of Common Stock. Subject to adjustment as provided in Section 4.2 of the Plan, no more than 35,000 shares of Common Stock may be issued under the Plan. The Board shall determine from time to time the number of shares to be reserved for issuance to and purchased by Participants under the Plan, which shall be subject to adjustment as provided in Section 4.2. Shares of Common Stock available under the Plan shall be authorized and unissued shares or shares purchased by the Company. Such shares may be either unissued or treasury shares.

          4.2          Adjustments. In the event of a stock dividend, stock split, recapitalization, merger, reorganization, consolidation, combination or exchange of shares of Common Stock during the term of the Plan, the number of shares available under the Plan shall be adjusted proportionately, and such other adjustment shall be made as may be considered necessary or equitable by the Committee or the Board. In the event of any other change affecting the Common Stock, such adjustments shall be made as may be considered equitable by the Committee or the Board to give proper effect to such change.

SECTION 5

ELIGIBILITY

          Participation in the Plan shall be open to Eligible Employees and Eligible Directors. No option rights may be granted under the Plan to any person who is not an Eligible Employee or an Eligible Director.

SECTION 6

PARTICIPATION AND WITHDRAWAL

          6.1          Election Form; Changes to Election Form.

          (a)          Participation by any Eligible Employee or Eligible Director in the Plan shall be entirely voluntary. Any Eligible Employee or Eligible Director may become a Participant by completing and delivering an Election Form to the Company. An Eligible Employee or Eligible Director shall become a Participant following the delivery of his or her Election Form, provided that the Election Form has been delivered at least 10 business days prior to the Annual Stock Purchase Date. The Election Form will authorize one or more of the following: (i) specified regular payroll deductions and/or direct cash payments, in the case of Eligible Employees, (ii) specified regular director fees deductions and/or cash payments, in the case of Eligible Directors, or (iii) reinvestment of dividends paid on the Common Stock during the time he or she is a Participant (all within the limits specified in Section 7.2 below).

          (b)          Payroll or director fees deductions, if applicable, shall be made for each Participant in accordance with the Election Form and shall continue until the Participant's participation terminates, the Election Form is modified or the Plan is terminated. A Participant may increase or decrease his or her payroll or director fees deduction (within the limits specified in Section 7.2 below) by delivering a new Election Form to the Company or its designee. The Company or the applicable Subsidiary shall deduct the modified amount from the Participant's payroll or fees beginning with the first pay date to occur on or after 10 business days after the new Election Form is properly delivered.

          6.2          Withdrawal. A Participant may elect at any time to terminate his or her participation in the Plan by written notice delivered to the Company no later than 10 business days before a pay date or date of payment of director fees, or by such other time as the Committee may from time to time determine. If the Company or its designee does not properly receive this notice at least 10 business days prior to a pay date or date of payment of director fees, then the termination shall be effective as of the next succeeding pay date or date of payment of director fees. Upon any termination by a Participant: (a) the Participant shall cease to be a Participant; (b) his or her Election Form shall be revoked insofar as subsequent payroll or director fees deductions, direct cash payments or the reinvestment of any dividends declared after the effective date of termination are concerned; and (c) the amount in the Participant's Stock Purchase Account, as well as any unauthorized payroll or director fees deductions or direct cash payments made after the effective date of termination or reinvestment of any dividends declared after the effective date of termination, shall be promptly refunded to the Participant; provided, however, that if such Participant's withdrawal notice is not received at least 10 business days before the next Annual Stock Purchase Date, then the amounts in such Participant's Stock Purchase Account, including the reinvestment of any dividends declared on or before such Annual Stock Purchase Date, will be used to purchase shares of Common Stock on such Annual Stock Purchase Date pursuant to the Plan, and any amounts remaining in such Participant's Stock Purchase Account following that Annual Stock Purchase Date will be refunded to the Participant.

          If a Participant has terminated his or her participation in the Plan as provided in this Section and elects to participate in the Plan following termination, the individual must meet the eligibility requirements contained in Section 5 at the time of the proposed participation and must deliver a new Election Form to the Company in accordance with Section 6.

          Except as provided in Section 8 below, if a Participant ceases to be an Eligible Employee or Eligible Director, (a) no further payroll or director fees deductions shall be made on his or her behalf, (b) no further direct cash payment shall be accepted and no additional dividend shall be reinvested, and (c) the accumulated balance in his or her Stock Purchase Account shall promptly be returned to the Participant.

SECTION 7

CONTRIBUTIONS TO STOCK PURCHASE ACCOUNTS

          7.1          Stock Purchase Account. The Company and/or its Subsidiaries will maintain a Stock Purchase Account for each Participant. Amounts held in a Participant's Stock Purchase Account will not earn interest.

          (a)          Authorized Deductions. Authorized payroll/director fees deductions shall begin with the first pay date to occur on or after the Company has received a properly completed Election Form (allowing 10 days for processing) and payroll/director fees deductions shall be credited to each Participant's Stock Purchase Account.

          (b)          Direct Cash Payments. A Participant may make direct cash payments to the Company which will be credited to the Participant's Stock Purchase Account no later than 10 business days before the Annual Stock Purchase Date. Additionally, the Company may from time to time send notice to Participants that shares of Common Stock are available for purchase under the Plan, and for a period of 10 business days after receiving such notice, a Participant may make direct cash payments to the Company which will be credited to the Participant's Stock Purchase Account.

          (c)          Dividend Reinvestments. Each Participant may elect to reinvest any dividends on shares of Common Stock held of record by that Participant by directing the Company to make supplemental payments of dividends to the Participant's Stock Purchase Account. Authorized supplemental payments of dividends shall begin with the first dividend declared on or after the first day a Participant has authorized the reinvestment of dividends in an Election Form.

          No amounts other than payroll deductions, director fees deductions, direct cash payments or reinvested dividends authorized under the Plan may be credited to a Participant's Stock Purchase Account, unless the Committee otherwise consents in writing.

          7.2          Limits on Contributions to Stock Purchase Accounts.

          (a)          Eligible Employees. The amount of the payroll deduction and/or direct cash payments specified by a Participant in his or her Election Form shall not be less than $10,000 annually, or less than $420 each pay period, or such other amount as the Committee may determine in its sole discretion from time to time. The maximum dollar amount that a Participant who is an Eligible Employee is entitled to authorize for payroll deductions, director fees deductions, and direct cash payments shall not exceed $60,000 annually, or such other amount as the Committee may determine in its sole discretion from time to time. A Participant must specify payroll deductions and/or direct cash payments in whole dollar amounts only.

          (b)          Eligible Directors. The amount of the director fees deduction and/or direct cash payments specified by a Participant in his or her Election Form shall not be less than $10,000 annually, or less than $2,500 from each quarterly fee or meeting fee paid or such other amount as the Committee may determine in its sole discretion from time to time. If any quarterly fee or meeting fee is less than $2,500, the Participant shall be entitled to defer such fee provided that the full amount of the fee must be deferred. The maximum dollar amount that a Participant who is an Eligible Director is entitled to authorize for director fees deductions, payroll deductions, and direct cash payments shall not exceed $60,000 annually, or such other amount as the Committee may determine in its sole discretion from time to time. A Participant must specify director fees deductions and direct cash payments in whole dollar amounts only.

          (c)          Dividend Reinvestments. The amount of each dividend to be reinvested shall be equal to the amount of that dividend as authorized by a Participant in his or her Election Form. The amount of shares purchased under the Plan through reinvested dividends shall not be included in computing the applicable maximum limits for payroll and director fees deductions and direct cash payments described in (a) and (b) above.

          (d)          Five Percent Ownership Limitation. No Participant shall be permitted to purchase Common Stock if the Participant, immediately after purchasing such Common Stock would own Common Stock possessing 5% or more of the total combined voting power or value of all classes of stock of Professionals Direct, Inc., or any of its subsidiaries. The five-percent ownership restriction shall remain in effect until July 1, 2006, unless the Committee extends the restriction period.

          (e)          Cash Carryover. If the cash credited to a Participant's Stock Purchase Account is less than the minimum annual contribution or more than the maximum annual contribution as described in Sections 7.2(a) and 7.2(b), the balance in such Stock Purchase Account following an Annual Stock Purchase Date shall be carried forward to the next Annual Stock Purchase Date, unless the Plan is terminated or the Participant withdraws from the Plan.

SECTION 8

PURCHASE AND REDEMPTION OF COMMON STOCK

          8.1          Purchase Price. The Committee or the Board will determine the Purchase Price for each share of Common Stock to be purchased on an Annual Stock Purchase Date; provided, however, the Purchase Price will not be less than 90% of the Fair Market Value of the Common Stock.

          8.2          Method of Purchase and Stock Purchase Accounts.

          (a)          Exercise of Option to Purchase. Except as otherwise provided herein, each Participant having funds in his or her Stock Purchase Account on an Annual Stock Purchase Date shall be deemed, without any further action, to have been granted and to have exercised his or her option to purchase the number of whole shares of Common Stock which the funds in his or her Stock Purchase Account could purchase on the Annual Stock Purchase Date. No fractional shares shall be issued or purchased under the

Plan. Funds not used to purchase whole shares shall remain in the Participant's Stock Purchase Account for future purchases. If the number of available shares on an Annual Stock Purchase Date is not sufficient to exhaust all Stock Purchase Accounts, the available shares shall be allocated first in proportion to the funds available in each Eligible Employee's Stock Purchase Account and second in proportion to the funds available in each Eligible Director's Stock Purchase Account.

          (b)          Issuance of Certificates/Book Entries. Shares of Common Stock purchased under the Plan shall be issued with certificates, or, if the Company has implemented a book-entry system for recording its stock certificates, without certificates. Within a reasonable time after each Annual Stock Purchase Date and after all necessary prorations and calculations contemplated by the Plan have been completed, the Company shall send each Participant a written statement confirming the number of shares purchased. The Company will issue each Participant stock certificates for the number of shares purchased, or, if the Company has implemented a book-entry system, the written statement sent to each Participant will confirm the issuance of shares without certificates. If the Company has implemented a book-entry system, the Participant is entitled to have a certificate for such shares issued upon written request made to the Company's Secretary. Certificates shall bear a legend reflecting any applicable transfer restrictions under applicable securities laws.

          8.3          Title of Accounts. Each share of Common Stock issued under the Plan shall be issued in the name of the Participant or, if so indicated on the Election Form, in his or her name jointly with a member of the Participant's family, with right of survivorship, or in a trust for the benefit of the Participant or a Participant's family member, where the Participant or family member has more than 50% of the beneficial interest.

          8.4          Rights as a Shareholder. After a Participant's Stock Purchase Account has been charged with the amount of the Purchase Price, the Participant shall have all of the rights and privileges of a shareholder of the Company with respect to whole shares purchased under the Plan.

SECTION 9

GENERAL PROVISIONS

          9.1          Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during his or her lifetime only by the Participant.

          9.2          Amendment or Suspension of the Plan. The Committee or the Board may at any time, and from time to time, amend the Plan in any respect or suspend the operation of the Plan.

          9.3          Termination of the Plan. The Plan and all rights of Employees and Directors hereunder shall terminate at the earliest of: (a) when all of the shares of Common Stock under the Plan have been purchased and the Company has not made additional shares available under the Plan; or (b) at any time, at the discretion of the Committee or the Board. Notice of termination shall be given to all Participants, but any failure to give notice shall not impair the termination. Upon termination of the Plan, all amounts in Stock Purchase Accounts of Participants shall promptly be returned to such Participants.

          9.4          Governing Law; Compliance with Law. The Plan shall be construed in accordance the laws of the state of Michigan. The Company's obligation to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Company may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with a Participant's participation in the Plan.

          9.5          Not an Employment or Service Contract. The Plan shall not be deemed to constitute a contract of employment or service between the Company or any Subsidiary and any Eligible Employee, Director or Participant or to be consideration or inducement for the employment or continuation of service of any Employee, Director or Participant. The Plan shall not be deemed to give any Employee, Director or Participant the right to be retained as an Employee, Director or in any other service of the Company or any Subsidiary, or to interfere with the right of the Company or any Subsidiary to discharge any Employee, Director or Participant at any time regardless of the effect that such discharge shall have upon such person as a participant in the Plan.

          9.6          Effective Date. This Plan shall commence on May 11, 2005.

          9.7          Investment Intent. The Committee may require a Participant to confirm that he or she is purchasing with investment intent and not with a view to resale or other distribution.

          9.8          Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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Professionals Direct, Inc.

2005
Annual Report

PRESIDENT'S MESSAGE

TO OUR SHAREHOLDERS:

We are pleased to present our 2004 results in this annual report. Professionals Direct is in the business of providing insurance programs to lawyers on a national basis. 2004 represented a return to somewhat more normal conditions in the professional liability insurance markets. In 2002 and 2003 Professionals Direct was favored with exceptional growth in part due to abrupt changes in the professional liability markets. As I wrote last year, the events that created the growth in those two years would not be immediately recurring and shareholders should not expect to see a repeat performance in the near term.

The lawyers professional liability markets consolidated quickly after the disruption of 2003. In the changed market, a dozen or so national providers emerged as the dominant providers of lawyers professional liability insurance. By 2004, it became clear that Professionals Direct had achieved the transition to become a recognized national provider in its specialized marketplace and had established a sustainable national market presence.

Operationally, Professionals Direct focused on renewing the accounts that were new business in 2003. The insurance renewal process is in many ways harder than writing new business. We were pleased to see a renewal rate of more than 80% on the 2003 new business. Also in 2004, Professionals Direct enhanced its claims administration to provide top quality service around the United States to the lawyers insured under our policies.

In 2004, Professionals Direct earned $531,000 or $1.59 per share. Book value per share increased to $30.85 per share. This book value per share represents a significant increase over the $10 acquisition price in the July, 2001 demutualization. The 2004 operating results were less dramatic than the 2003 results, chiefly due to the change in the professional liability pricing environment between 2003 and 2004.

Please read the enclosed report and participate in our system of corporate governance by voting in person at our annual meeting or by proxy.

Sincerely,

Stephen M. Tuuk
President and Chief Executive Officer

Professionals Direct, Inc.

2005 Annual Report

Professionals Direct, Inc.

Professionals Direct Inc. is an insurance holding company with four wholly-owned subsidiaries, Professionals Direct Insurance Company, the property and casualty insurance company ("PDIC"); Professionals Direct Employer Organization, Inc., an inactive Michigan professional employer organization; Professionals Direct Finance, Inc., a premium finance company and Professionals Direct Insurance Services, Inc., a company providing underwriting claims, accounting, information technology services and selling professionals liability and other insurance ("Services"). PDIC, Professionals Direct's principal subsidiary, provides professional liability insurance to attorneys and law firms in Michigan and other states. Through its other subsidiaries, Professionals Direct provides underwriting, policy issuance, claims administration, accounting and information systems services to insurance companies and provides financing for premiums to customers of PDIC.

A Message to our Shareholders

This 2005 Annual Report contains audited financial statements and a detailed financial review. This is Professionals Direct, Inc.'s 2005 Annual Report to Shareholders. Although attached to our proxy statement, this report is not part of our proxy statement, is not deemed to be soliciting material, and is not deemed to be filed with the Securities and Exchange Commission (the "SEC") except to the extent that it is expressly incorporated by reference in a document filed with the SEC.

Our Annual Report on Form 10-KSB, as filed with the SEC, will be provided to any shareholder, without charge, upon written request to Professionals Direct, Inc., Attn. Corporate Secretary, 161 Ottawa Avenue, N.W., Suite 607, Grand Rapids, Michigan 49503.

Five Year Summary of Selected Financial Data

The following table provides selected consolidated financial and operating data (unaudited) for Professionals Direct and its subsidiaries as of December 31, 2000, 2001, 2002, 2003 and 2004 and for the years then ended. The consolidated financial and operating data are derived from, and should be read in conjunction with, Professionals Direct's Consolidated Financial Statements and Notes thereto.
	Years Ended
	2004	2003	2002	2001	2000

	(in thousands of dollars, except for ratios and ratio data)

Revenue Data:

Direct premiums written	$24,009	$24,294	$10,404	$7,066	$ 6,982

Net premiums written	14,085	20,118	8,479	5,956	5,427

Net premiums earned	16,203	15,927	6,790	5,648	5,105

Fees and commissions earned	731	619	474	665	1,295

Net investment income	893	926	1,410	1,506	954

Finance and other income earned	152	127	116	121	181

Total Revenues	17,979	17,599	8,790	7,940	7,535

Losses and Expenses:

Losses and loss adjustment expenses	11,937	7,737	4,851	2,265	2,931

Operating expenses	4,804	5,420	3,511	3,922	3,355

Interest expense	447	300	200	99	368

Total Expenses	17,188	13,457	8,562	6,286	6,654

Income before federal income taxes and policyholder dividend	791	4,142	228	1,654	881

Policyholder dividend	0	0	316	297	0

Income (loss) before federal income taxes	791	4,142	(88)	1,357	881

Federal income taxes (benefit)	260	1,442	(62)	527	95

Net income (loss)	$531	$2,700	$ (26)	$ 830	$ 786

Selected Balance Sheet Data: (at year end)

Total investments and cash	37,863	36,410	22,451	19,341	17,781

Total assets	54,441	46,359	30,770	25,572	28,956

Total liabilities	44,153	36,496	23,455	18,286	25,445

Total shareholders' equity (2004-2001) or policyholders' surplus (2000)	10,288	9,863	7,315	7,286	3,511

Per Share Data: (1)

Net Income (loss)	$1.59	$8.10	$(0.08)	N/A	N/A

Book value	$30.85	$29.57	$21.93	N/A	N/A

Selected GAAP Ratios:

Return on prior year equity	5.4%	36.9%	(.4%)	23.6%	34.0%

Return on current year revenue	3.0%	15.3%	(.3%)	10.5%	10.4%

Return on current year assets	1.0%	5.8%	(.1%)	3.2%	2.7%

	Years Ended
	2004	2003	2002	2001	2000

	(in thousands of dollars, except for ratios and ratio data)

Statutory (SAP) Ratio Data:

Loss Ratio (2)	76.2%	49.2%	76.9%	41.6%	58.4%

Expense Ratio (3)	33.9%	30.8%	37.0%	37.2%	28.3%

Combined ratio (4)	110.1%	80.0%	113.9%	78.8%	86.7%

Operating Ratio (5)	104.5%	74.2%	93.4%	61.5%	69.8%

A. M. Best Industry% operating ratio (6)	N/A	92.0%	95.5%	104.3%	91.6%

Statutory surplus (7)	16,074	16,132	10,473	9,370	7,609

Earned surplus (8)	13,543	13,601	7,942	6,839	3,264

Ratio of statutory net written premiums to statutory surplus	87.6%	124.7%	81.0%	63.6%	71.3%

(1)

The Company became a shareholder owned company on July 1, 2001, following the conversion and demutualization of its predecessor, Michigan Lawyers Mutual Insurance Company. Accordingly, per share data is presented only for 2002 to 2004, the only years of operations as a shareholder owned company.

(2)	Calculated by dividing losses and loss adjustment expenses by net premiums earned.
(3)	Calculated by dividing other underwriting expenses by net premiums written.
(4)	The sum of the statutory loss and loss adjustment expense ratio and the total underwriting expense ratio.
(5)

Calculated by taking the combined ratio and subtracting the ratio of net investment income divided by net premiums earned. An operating ratio of more than 100% indicates that an insurance company is unable to recoup underwriting losses with investment earnings.

(6)	As reported by A. M. Best, Best's Aggregate & Averages - Property - Casualty (Other Liability Quantitative Analysis Report).
(7)

As of December 31, 2000, statutory surplus includes $4.345 million in surplus certificates. For 2004, 2003, 2002 and 2001, statutory surplus includes $2.531 million in surplus certificates. In all years, interest on the surplus certificates was not accrued until actually approved by the OFIS.

(8)	Statutory surplus less surplus contributed under surplus certificates.

Management's Discussion and Analysis

The following discussion and analysis for the years ended December 31, 2004 and 2003 should be read in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this report. The following discussion of our financial condition and results of operations contains certain forward-looking statements. A discussion of the limitations of forward looking statements appears at the end of this section.

Introduction

The increase in earned premiums in 2004 was the result of an increase in policies written by PDIC in 2003. The increase was moderated by a lower reinsurance retention on policies written with 2004 effective dates. Loss and loss adjustment expenses increased in 2004 as claims were reported to PDIC on policies written in 2003. Operating and administrative expenses have decreased compared to the same period last year partly due to ceding commissions under PDIC's 2004 reinsurance treaties:
	Years Ended
	2004	2003	Change	Percent Change
	(in thousands of dollars, except for per share data)

Revenue Data:

Net premiums earned	$16,203	$15,927	$276	1.7%

Fees and commissions earned	731	619	112	18.1%

Net investment income	893	926	(33)	(3.6%)

Finance and other income earned	152	127	25	19.7%

Total Revenues	17,979	17,599	380	2.2%

Losses and Expenses:

Losses and loss adjustment expenses	11,937	7,737	4,200	54.3%

Operating expenses	4,804	5,420	(616)	(11.4%)

Interest expense	447	300	147	49.0%

Total Expenses	17,188	13,457	3,731	27.7%

Income before federal income taxes	791	4,142	(3,351)	(80.9%)

Federal income taxes	260	1,442	(1,182)	(82.0%)

Net income	$531	$2,700	$(2,169)	(80.3%)

Selected Balance Sheet Data: (at year end)

Total investments and cash	$37,863	$36,410	$1,453	4.0%

Total assets	54,441	46,359	8,082	17.4%

Total liabilities	44,153	36,496	7,657	21.0%

Total shareholders' equity	10,288	9,863	425	4.3%

Per Share Data:

Net Income	$1.59	$8.10	$(6.51)	(80.4%)

Book value	$30.85	$29.57	$1.28	4.3%

Results of Operations (000 omitted):

The following is a summary and analysis of the material revenue and expense components of our operational results for 2004 with comparisons to 2003.

          Net Premiums Earned. Net premiums earned are equal to direct premiums earned (premiums earned for policies written) less ceded premiums earned (amounts ceded to reinsurers). The increase in net premiums earned was primarily from the large increase in polices written in 2003 offset by a lower reinsurance retention on policies written in 2004. As a revenue line, insurance underwriting was our largest revenue source in 2004 and 2003. In 2004, with additional reinsurance, the amount of premium ceded to reinsurers increased substantially with the result that net premiums written declined. The following is a summary of premium writings by PDIC:

	Years Ended
	2004	2003	Change	Percent Change
	(in thousands of dollars)

Direct premiums written	$24,009	$24,294	(285)	(1.2%)

Net premiums written	14,085	20,118	(6,033)	(30.0%)

Direct premiums written decreased 1.2% when compared to the prior year. PDIC's new business premium writings for 2004 were significantly less than for the same period in 2003 due, in part, to the absence of significant disruptions in the markets in which PDIC operates. For the year, new business totaled $3,583 compared to $13,722 for 2003. For its policies with 2004 effective dates, PDIC decreased the per claim retention by purchasing more reinsurance from third party reinsurers. This reduces PDIC's net premiums written and will reduce net premiums earned as the policies are earned out. In 2005 we do not expect to see significant changes in the levels of direct premiums written.

          Fee and Commissions Earned. We earn fee and commission income from two sources. The first source is the membership fees earned by Lawyers Direct Risk Purchasing Group, an affiliate organized, formed and managed by Services as part of the Lawyers Direct® program for one to five person law firms. The second source is the operations of Services in placing insurance business with unrelated third parties and performing management services. Fee and commission income earned was $731 in 2004, an increase of $112 or 18.1%, compared to 2003. Almost all of the increase was attributable to an increase in the membership fees from the Purchasing Group. Fee and commission income for Services did not change materially from 2003 to 2004. In 2005, our fee and commission income is expected to increase only slightly as membership in the Purchasing Group has stabilized and as we expect to see only slight increases in commission income from the sale of more products of other insurance carriers by Services.

          Net Investment Income. Net investment income is comprised of interest on fixed income investments and realized investment gains and losses. The investment income decrease of $33 or 3.6% in 2004 as compared to 2003 is partly attributable to realized capital gains in 2003 that did not recur in 2004. Gains from the sale of securities for 2004 totaled $5 and in 2003 were $172. Exclusive of the gains, investment income increased $134. The increase is largely attributable to the overall increase in the size of the investment portfolio combined with some improvement in the percentage yield on fixed income investments.

          Finance and Other Income Earned. We earn finance income primarily by providing premium financing incidental to the sale of PDIC's insurance policies. Premium financing is offered to PDIC policyholders in Michigan and selected other states. Premium finance income increased modestly from 2003 to 2004 and is expected to increase modestly again in 2005 with rising interest rates.

          Losses and Loss Adjustment Expenses. The loss ratio for the year was 73.7% compared to 48.6% for 2003. The loss ratio is the sum of the losses and loss adjustment expenses incurred expressed as a percentage of net premiums earned. This loss ratio increase resulted from fluctuations in claims severity and increases in the estimates of losses for claims reported in prior years. Claim frequency occurred within an expected range based on our past experience. Severity is impacted in part by the differing reinsurance retentions and is also within expected levels based on past experience. PDIC recorded losses and loss adjustment expenses of $11,937 of which $11,180 was for claims which were made and reported in the current year and $757 was for claims which were made and reported in years prior to 2004. For 2003, PDIC recorded losses and loss adjustment expenses of $7,737 of which the entire amount was for claims which were made and reported in that year. Overall profitability is in great part determined by the loss estimate for current year claims plus the favorable or adverse development of prior report year reserves.

          Operating Expenses. Operating and administrative expenses for 2004 compared to 2003 decreased 11.4% or a total of $616. This decrease is the result of the effects of ceding commissions earned offset by increased costs associated with the increase in net premiums earned. During 2004 ceding commissions earned increased $934 compared to 2003. This was partially offset by increased acquisition costs during 2004 resulting in the net decrease of $616.

          Interest Expense. Interest expense in 2004 increased $147 from 2003, primarily the result of the increased outstanding line of credit balance. Total interest expense for 2004 consisted of $133 on surplus certificates, $132 on the trust preferred securities, $29 on the line of credit used to fund premium finance receivables, and $153 on the general line of credit. For 2005, interest expense is expected to decrease as the line of credit debt is paid down.

          Income Taxes. The effective federal income tax rate was 32.9% for 2004 compared to 34.8% for 2003, both of which approximate the expected rate.

Financial Condition, Liquidity, and Capital Resources (000 omitted):

The primary sources of liquidity, on both a short-term and long-term basis, are funds provided by insurance premiums collected, net investment income, recoveries from reinsurance, and proceeds from the maturity or sale of invested assets. The primary uses of cash, on both a short-term and long-term basis, are losses, loss adjustment expenses, operating expenses, reinsurance premiums, taxes, debt repayment and acquisition of investments.

Trends or uncertainties that may impact short-term or long-term liquidity include changes in the cost and availability of reinsurance, changes in interest rates and changes in investment income. As the costs of obtaining reinsurance may change in the future, we intend to adjust the rates we charge our customers. However, such rate changes may be limited by statutory regulation and competition. We believe that we will be able to manage these reinsurance costs so the impact on overall liquidity is minimized.

When interest rates decline, the cost of borrowing decreases and the market value of our investment portfolio, which primarily consists of debt securities, generally increases. At the same time, the overall yield on new investments tends to decrease. When interest rates increase, the opposite effects are realized. While interest rates continue to be at historically low levels, they are starting to increase. We believe that it is unlikely material gains will be realized on portfolio assets or be a source of liquidity during 2005.

Our net cash flow from operations for 2004 was $4,164 compared to $10,814 for 2003. This decrease is the result of written premiums leveling-off and an increase in premiums ceded to reinsurers. This cash flow plus existing cash was invested in fixed maturities which resulted in negative cash flow from investing activities of $5,009 for the year. Cash used for financing activities was $1,767, the result of net repayments under the lines of credit. In the same period last year, the net borrowings increased $3,689.

At December 31, 2004, we had cash and cash equivalents of $4,394. This represents that portion of total assets necessary to be kept liquid to meet demand for operations and loss and reinsurance payments. It is expected that this will be maintained in cash and other short-term instruments to meet cash flow needs for 2005.

To provide additional liquidity, we have three lines of credit available from a bank. The first line is a $1,800 revolving line used by Finance to finance insurance premiums and bears interest at .5% over the bank's prime rate. The second line is for $1,000, which can be used for potential acquisitions, and bears interest at 1% over the bank's prime rate. The third line is a $3,000 declining balance facility that requires quarterly principal payments of $150 which began on April 1, 2004 and matures October 1, 2006. As a result of the declining balance feature the maximum credit available under this facility at December 31, 2004 was $2,550. This line has a current balance outstanding of $2,400 as of December 31, 2004. These lines of credit require, among other things, that we maintain a minimum tangible net worth of $7,500, that PDIC maintain a minimum surplus of not less than 240% of the Authorized Control Level Risk Based Capital (as defined by the National Association of Insurance Commissioners), and that we deliver periodic financial reports to the bank. The bank has a security interest in substantially all assets of the Company, Services and Finance. In addition, the shares of PDIC are pledged, subject to the rights of policyholders under insurance laws and the rights of insurance regulators.

Based on historical trends, market conditions and our business plans, we believe that our existing resources and sources of funds will be sufficient to meet our short-term and long-term liquidity needs over the next year and beyond. Because economic, market and regulatory conditions may change, however, there can be no assurance that our funds will be sufficient to meet these liquidity needs. In addition, competition, pricing, the frequency and severity of losses and interest rates could significantly affect our short-term and long-term liquidity needs.

Critical Accounting Estimates and Judgments

The consolidated financial statements include certain amounts, based upon informed estimates and judgments made by management, for transactions not yet complete or for which the ultimate resolution is not certain. Such estimates and judgments effect the reported amounts in the financial statements. Although management believes that they are making the best decisions based upon information then available, it is possible that as conditions and experience develop, these estimates may change and may be materially different from originally reported in the financial statements. Our reserves for unpaid loss and loss adjustment expenses represent the most critical estimate present within the financial statements.

Loss and Loss Adjustment Expense Reserves

PDIC is required to maintain reserves for payment of losses and loss adjustment expenses for reported claims and for claims incurred but not reported, arising from policies that have been issued. PDIC provides for the estimated ultimate cost of those claims without regard to how long it takes to settle them or the time value of money. The determination of reserves involves actuarial and statistical projections of what PDIC expects to be the cost of the ultimate settlement and administration of such claims based on facts and circumstances then known, estimates of future trends in claim severity, and other variable factors such as inflation and changing judicial theories of liability. As part of the process of establishing those estimates, the following should be noted:

(a)          Estimates of the loss reserve liability are reviewed by independent actuaries twice a year. Various methodologies are used to calculate the appropriate amount of the loss reserve liability that should be recorded each year.

(b)          In the years after a claim is reported, there is a significant amount of uncertainty over what the ultimate loss will be. Therefore, estimating the loss reserve liability for claims recently reported tends to be more difficult. As claims get older, the loss reserve liabilities may be estimated with less inaccuracy, but are still subject to material fluctuations until the claims are paid or otherwise closed. Eventually, all claims in a particular year are closed and no additional development, favorable or adverse, will be experienced because the amount of the claims is certain.

(c)          A factor that impacts incurred losses is reserve development from prior years. Favorable or adverse development occurs when subsequent estimates of the loss reserve liability change. A subsequent decrease in estimate results in favorable development; a subsequent increase in estimate results in adverse development. Favorable or adverse development is reflected as a decrease or increase in the current year's loss and loss adjustment expenses.

The estimation of ultimate liability for losses and loss adjustment expenses is an inherently uncertain process and does not represent an exact calculation of that liability. PDIC's current reserve policy recognizes this uncertainty by maintaining bulk reserves or case supplement reserves to provide for the possibility that actual results may be less favorable compared to the estimated costs relative to the normal case reserve estimation process. The bulk reserve is determined by estimating the ultimate liability for the claims which have been made and reported and then subtracting the case reserves. PDIC does not discount its reserves to recognize the time value of money.

When a claim is reported to PDIC, claims personnel establish a case reserve for the estimated amount of the ultimate payment. This estimate reflects an informed judgment based upon general insurance reserving practices and on the experience and knowledge of the estimator regarding the nature and value of the specific claim, the severity of injury or damage, and the policy provisions relating to the type of loss. The claims staff periodically adjusts case reserves as more information becomes available.

Each quarter, PDIC computes its estimated liability using appropriate principles and procedures. Because the establishment of loss reserves is an inherently uncertain process, however, there can be no assurance that losses will not exceed reserves. Adjustments in aggregate reserves, if any, are reflected in the operating results of the period during which such adjustments are made. As required by insurance regulatory authorities, PDIC annually receives a statement of opinion from its appointed actuary concerning the reasonableness of its reserves.

A reconciliation of the beginning and ending net liability for unpaid losses and loss adjustment expenses for the years ended December 31, 2004 and 2003 is provided in Note 7 to the consolidated financial statements included in this report.

The following table shows the development of the reserve for unpaid losses and loss adjustment expenses (excluding unallocated loss adjustment expenses) for report years 1994 through 2004 for PDIC. The top line of the table shows the reserve for unpaid losses and loss adjustment expense at the respective balance sheet dates. The upper portion of the table shows the cumulative amounts paid in successive years. The lower portion of the table shows the reestimated amount of losses based on experience as of the end of each succeeding year. The estimates change as claims settle and more information becomes known about the ultimate frequency and severity of claims for individual years. A redundancy (deficiency) exists when the reestimated liability at each December 31 is less (greater) than the prior year's liability estimate. The "cumulative redundancy" (deficiency) for a calendar year represents the difference between the initial and current year estimate for each calendar year.

The volatility of professional liability claim frequency and severity makes the prediction of the ultimate loss very difficult. Likewise, the long time frame for professional liability claims to develop and be paid further complicates the reserving process.
	Report Year Ended December 31,
	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004
	(in thousands)
Reserve for unpaid losses and loss adjustment expenses	$3,619	$2,572	$2,960	$3,944	$3,042	$1,890	$2,894	$3,317	$4,061	$6,636	$8,532

Cumulative amount of liability paid through:
One year later	1,451	1,342	1,521	590	675	641	609	1,758	2,127	3,843	-
Two years later	2,658	2,758	3,160	1,726	1,402	1,159	1,961	2,354	3,403
Three years later	4,296	3,544	3,871	1,991	1,532	1,347	2,166	2,431
Four years later	4,532	3,809	4,112	2,089	1,610	1,369	2,257
Five years later	4,791	4,014	4,256	2,088	1,618	1,659
Six years later	4,865	4,062	4,314	2,087	1,626
Seven years later	4,904	4,011	4,349	2,087
Eight years later	4,902	4,010	4,773
Nine years later	4,911	4,010
Ten years later	4,911

Reestimated net liability as of:
One year later	4,076	3,700	4,285	3,287	2,805	2,303	2,522	3,320	4,041	8,097	-
Two years later	4,427	4,078	4,841	2,944	2,134	1,994	2,470	3,317	4,382
Three years later	5,067	4,144	4,843	2,425	1,820	1,990	2,532	2,621
Four years later	5,057	4,141	4,735	2,163	1,813	1,991	2,364
Five years later	4,959	4,359	4,405	2,162	1,818	1,689
Six years later	4,957	4,260	4,407	2,087	1,707
Seven years later	4,904	4,261	4,384	2,087
Eight years later	4,902	4,271	4,773
Nine years later	4,911	4,010
Ten years later	4,911

Net cumulative (deficiency) redundancy	(1,292)	(1,438)	(1,813)	1,857	1,335	201	530	696	(321)	(1,461)	-

As previously discussed, the process of estimating loss and loss adjustment expense reserves is inherently uncertain, which results in favorable and adverse development on initial estimates. The table above illustrates such uncertainty. Another variable in the process of estimating reserves is the quality of the claims administration. The underlying claims must be promptly analyzed to accurately estimate the potential loss. Prior to 1997, PDIC's claims were administered by an outside claims administrator. Beginning in 1997, PDIC hired its own employees to administer the claims. At the same time, PDIC also engaged a new actuarial firm.

An independent actuary that specializes in the lawyers' professional liability industry performs a semi-annual study for PDIC that results in a recommended reserve level for losses and loss adjustment expenses. The actuary reviews PDIC's historical claim payment data and premiums data. In addition, the actuary performs statistical analyses based upon many factors, including the size of the firms insured, the ages of the attorneys, the practice areas of the attorneys, and the nature of the underlying errors that drive the claims. The actuary also considers the terms of PDIC's reinsurance contracts. Ultimately, based on this examination, the actuary provides PDIC with an estimate of the reserves that should be recorded. These estimates vary from study to study based on new information available about previous claims and uncertainties inherent in new claims. Occasionally, as can be seen in the table, the estimates initially recorded for losses and loss adjustment expenses based upon the actuarial studies prove to be significantly different from actual results.

Beginning in 1996, PDIC has focused its efforts on refining the process of estimating the ultimate cost of claims and in decreasing the length of time it takes to settle a claim. Decreasing the length of time to settle claims brings certainty to the estimates more quickly. In the first few years after bringing claims administration in-house and in reaction to the prior underestimated reserves recorded by the outside claims administrator, reserve levels were too conservative, resulting in high reserves. With more experience, refined assessment procedures and working closely with its actuary, PDIC expects to improve its accuracy for setting initial reserves with the hopes that subsequent development as a percentage of the initial estimate will be minimal. Unfortunately, any improvement in the accuracy of such estimates, if any, will not be known for some time.

Conditions and trends that have affected the development of liabilities in the past may not necessarily occur in the future. Accordingly, it may not be appropriate to extrapolate future redundancies or deficiencies based on this table.

Statutory accounting principles require reserves to be reported net (i.e. after reinsurance). Generally accepted accounting principles require reserves to be reported gross (i.e. before reinsurance) with a corresponding asset established for the reinsurance recoverable. When compared on a net basis, Statutory and GAAP reserves are identical.

Market for Common Stock and Dividends

          There is no active public trading market for the Company's securities. Bid and asked quotations for the Company's securities may be reported on the over-the-counter bulletin board (the "OTC") under the symbol PFLD. Transactions in the Company's securities are occasionally effected by individuals through the OTC or on an informal basis. The prices at which such transactions are effected are only occasionally reported to the Company.

          Holders. As of December 31, 2004, there were approximately 730 record holders of the Company's common stock.

          Dividends. The Company has never declared a cash dividend on its common stock. Payment of dividends by the Company may be contingent on the receipt of dividends from PDIC. The payment of dividends by PDIC is subject to limitations imposed by the Michigan Insurance Code and the plan that governed the Company's Conversion. PDIC is not presently permitted to pay any dividends until such time as the Surplus Certificates are paid in full.

          Recent Sales of Unregistered Securities. On December 4, 2002, Professionals Direct Statutory Trust I, a wholly owned unconsolidated trust subsidiary of the Company, issued $2 million in 30-year floating rate trust preferred securities (less issuance expenses of $93,848). The proceeds from the sale of the trust preferred securities were used by Professionals Direct Statutory Trust I to purchase an equivalent amount of subordinated debentures from the Company. The Company subsequently contributed some of the proceeds to PDIC as additional surplus and used the remainder to pay off bank indebtedness. The trust preferred securities were issued in reliance on an exemption from registration under Section 4(2) of the federal Securities Act of 1933.

          Equity Compensation Plans. As of December 31, 2004, no equity securities of the Company were authorized for issuance under compensation plans.

Forward-Looking Statements

This report contains forward-looking statements, including, but not limited to, statements relating to the Company's business objectives and strategy. Such forward-looking statements are based on current expectations, management beliefs, certain assumptions made by the Company's management, and estimates and projections about the Company's industry. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "hopeful," "judgment," "objective," "plans," "predicts," "projects," "seeks," variations of such words and similar expressions are intended to identify such forward-looking statements. Determination of loss and loss adjustment expense reserves and amounts due from insurers are based substantially on estimates and the amounts so determined are inherently forward-looking.

Forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict with respect to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may differ materially from those expressed, forecasted, or contemplated by any such forward-looking statements. Other factors, some of which are listed below, also influence the results of operations, financial condition and business of the Company and its subsidiaries:
•	future economic conditions and the legal and regulatory environment in the markets served by the Company's subsidiaries;

•	re-insurance market conditions, including changes in pricing and availability of re-insurance;

•	financial market conditions, including, but not limited to, changes in interest rates and the values of investments;

•	inflation;

•	credit worthiness of the issuers of investment securities, reinsurers and others with whom the Company and its subsidiaries do business;

•	estimates of loss reserves and trends in losses and loss adjustment expenses;

•	changing competition;

•	the company's ability to execute its business plan;

•	the effects of war and terrorism on investment and reinsurance markets;

•	changes in financial ratings issued by independent organizations, including A.M. Best, Standard & Poors and Moody's;

•	the company's ability to enter new markets successfully and capitalize on growth opportunities; and

•	changes in the laws, rules and regulations governing insurance holding companies and insurance companies, as well as applicable tax and accounting matters.

Changes in any of these factors, or others, could have an adverse affect on the business, results of operations, or business of the Company or its subsidiaries. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Independent Auditor's Report

The Board of Directors
Professionals Direct Inc. and Subsidiaries
Grand Rapids, Michigan

We have audited the accompanying consolidated balance sheet of Professionals Direct Inc. and Subsidiaries as of December 31, 2004, and the related consolidated statements of income and comprehensive income, shareholders' equity and cash flows for the two years in the period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Professionals Direct Inc. and Subsidiaries as of December 31, 2004, and the consolidated results of their operations and their cash flows for the two years in the period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Grand Rapids, Michigan
March 4, 2005

PROFESSIONALS DIRECT INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

December 31,	2004

Assets (Note 9)	(000)

Fixed maturities held to maturity, at amortized cost (Note 3)	$252
Fixed maturities available for sale, at fair value (Note 3)	32,949
Other invested asset, at cost which approximates fair value	268

Total investments	33,469

Cash and cash equivalents	4,394
Receivables:
Premiums (Note 4)	1,102
Amounts due from reinsurers (Note 8)	6,279
Investment income	404
Ceding commissions	347
Prepaid reinsurance premiums	4,163
Federal income taxes recoverable	561
Property and equipment, net (Note 6)	299
Deferred acquisition costs (Note 14)	1,415
Net deferred federal income taxes (Note 13)	1,438
Intangible assets, net (Note 5)	567
Other assets	3

20,972

Total Assets	$54,441

Liabilities and Shareholders' Equity

Liabilities
Loss and loss adjustment expense reserves (Note 7)	$21,048
Unearned premiums	10,738
Amounts due to reinsurers	2,036
Lines of credit (Note 9)	2,507
Unearned ceding commission (Note 14)	786
Accrued expenses and other liabilities	987
Accrued interest	1,520
Surplus certificates (Note 11)	2,531
Trust preferred securities (Note 10)	2,000

Total Liabilities	44,153

Commitments and Contingencies (Notes 8, 9 and 15)

Shareholders' Equity (Note 11)
Preferred stock, no par (500,000 shares authorized, no shares issued)	-
Common stock, no par (5,000,000 shares authorized, 333,500 shares issued and outstanding)	3,206
Retained Earnings	7,299
Accumulated other comprehensive loss (Note 18)	(217)

Total Shareholders' Equity	10,288

Total Liabilities and Shareholders' Equity	$54,441

See accompanying notes to consolidated financial statements.

PROFESSIONALS DIRECT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME

Year ended December 31,	2004	2003
	(000)	(000)
Revenues
Net premiums earned (Note 8)	$16,203	$15,927
Fees and commissions earned	731	619
Net investment income (Note 3)	893	926
Finance and other income earned	152	127

Total revenues	17,979	17,599

Expenses
Losses and loss adjustment expenses incurred (Notes 7 and 8)	11,937	7,737
Operating and administrative (Note 14)	4,804	5,420
Interest	447	300

Total expenses	17,188	13,457

Income before federal income tax expense	791	4,142

Federal Income Tax Expense (Note 13)	260	1,442

Net Income	531	2,700

Other Comprehensive Loss (Note 18)	(106)	(152)

Comprehensive Income	$425	$2,548

Per share of common stock (not in thousands):
Basic and diluted net income per share	$1.59	8.10
Basic and diluted comprehensive income per share	1.27	7.64

See accompanying notes to consolidated financial statements.

PROFESSIONALS DIRECT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Common shares	Common stock par value	Retained earnings	Accumulated other comprehensive income (loss)	Total
		(000)	(000)	(000)	(000)

Balance, January 1, 2003	333,500	$3,206	$4,068	$41	$7,315

Net income for the year	-	-	2,700	-	2,700

Net depreciation on available for sale securities, net of taxes (Note 18)	-	-	-	(152)	(152)

Balance, December 31, 2003	333,500	$3,206	$6,768	$(111)	$9,863

Net income for the year	-	-	531	-	531

Net depreciation on available for sale securities, net of taxes (Note 18)	-	-	-	(106)	(106)

Balance, December 31, 2004	333,500	$3,206	$7,299	$(217)	$10,288

See accompanying notes to consolidated financial statements.

PROFESSIONALS DIRECT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31,	2004	2003
	(000)	(000)
Operating Activities
Net income	$531	$2,700
Adjustments to reconcile net income to net cash from operating activities:
Deferred federal income tax expense	(267)	(269)
Realized gains	(5)	(173)
Depreciation	152	181
Amortization	868	620
Changes in operating assets and liabilities:
Premiums receivable	150	(540)
Amounts due from reinsurers	(3,913)	587
Deductibles receivable	33	19
Investment income receivable	(47)	(92)
Ceding commissions receivable	(49)	(57)
Federal income taxes recoverable	(561)	57
Prepaid reinsurance premiums	(2,388)	(760)
Deferred acquisition costs	214	(816)
Other assets	23	5
Loss and loss adjustment expense reserves	7,587	3,323
Unearned premiums	270	4,952
Unearned ceding commissions	675	111
Amounts due to reinsurers	1,543	123
Federal income taxes payable	(306)	306
Accrued expenses and other liabilities	(482)	396
Accrued interest	136	141

Net cash from operating activities	4,164	10,814

Investing Activities
Cost of fixed maturities acquired	(12,169)	(21,678)
Proceeds from sales or maturities of fixed maturities	7,207	9,902
Cost of property and equipment acquired	(47)	(118)

Net cash for investing activities	(5,009)	(11,894)

Financing Activities
Net borrowings (repayments) under lines of credit	(1,767)	3,689
Payment of debt issue costs	-	(45)

Net cash from (for) financing activities	(1,767)	3,644

Net Increase (Decrease) in Cash and Cash Equivalents	(2,612)	2,564

Cash and Cash Equivalents, beginning of year	7,006	4,442

Cash and Cash Equivalents, end of year	$4,394	$7,006

Supplemental Disclosures of Cash Flow Information
Federal income tax payments - net	$1,387	$1,110
Interest payments	311	159

See accompanying notes to consolidated financial statements.

PROFESSIONALS DIRECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.          Organization of the Company and Nature of Business

          Professionals Direct Inc. (Company) is an insurance holding company with four subsidiaries (see Note 2). One of the subsidiaries, Professionals Direct Insurance Company (PDIC) is the former Michigan Lawyers Mutual Insurance Company (the Mutual). The Mutual was originally formed in the State of Michigan on June 4, 1987, for the principal purpose of providing professional liability insurance on a claims-made basis to attorneys practicing in Michigan. PDIC continues to provide professional liability insurance to attorneys and law firms in Michigan and other states. In 2004, 38% of premiums were written in Michigan, 10% in Florida, 9% each in Arizona and Pennsylvania with the balance in twenty-four additional states with no other state exceeding 7%.

          The Lawyers Direct Risk Purchasing Group (Group) was formed during 2002 to facilitate the purchase of liability insurance by certain of the Company's insureds. The Group is a non-profit corporation with current management of the Company comprising its Board.

2.          Basis of Presentation and Significant Accounting Policies

Basis of Presentation

          These consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP).

Principles of Consolidation

          The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries (Professionals Direct Insurance Company, a property and casualty insurance company; Professionals Direct Employer Organization, Inc., an inactive Michigan professional employer organization; Professionals Direct Finance, Inc. (Finance), a premium finance company; Professionals Direct Insurance Services, Inc. (Services), a company providing underwriting claims, accounting, information technology services and selling professionals liability and other insurance), plus Lawyers Direct Risk Purchasing Group which the company controls.

          All significant intercompany transactions and balances have been eliminated.

Investments

          The Company classifies marketable investment securities in one of three categories: trading, available for sale, or held to maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held to maturity securities are those securities which the Company has the ability and intent to hold until maturity. All other securities are classified as available for sale.

          Held to maturity securities are recorded at amortized cost. Unrealized gains and losses are excluded from comprehensive income.

          Available for sale securities are recorded at fair value based upon quoted market prices of the underlying securities. Unrealized gains and losses, net of the related tax effect, on available for sale securities are excluded from net income and reported as accumulated other comprehensive income, until realized. A decline in the fair value of any available for sale security below cost that is deemed other than temporary is charged to earnings and results in the establishment of a new cost basis for the security.

          Premiums and discounts are amortized or accreted over the life of the related fixed maturity security as an adjustment to yield using the effective interest method. Dividend and interest income is recognized when earned. Realized gains and losses are included in earnings and are derived using the specific identification method for determining the cost of the securities sold.

PROFESSIONALS DIRECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other Invested Asset

          Other invested asset is an investment in a non-public reinsurance company accounted for using cost basis accounting. The fair value of this investment represents management's best estimate of fair value based upon information received from the investee. A decline in the estimated fair value of any other invested asset below cost that is deemed other than temporary is charged to earnings and results in the establishment of a new cost basis for the security.

Cash and Cash Equivalents

          Cash and cash equivalents includes money market mutual funds and investments with maturities of one year or less and are stated at cost, which approximates fair value.

Property and Equipment

          Property and equipment, consisting principally of computer equipment and software, is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using accelerated and straight-line methods over estimated useful lives, which range from three to seven years.

Intangible Assets

          Intangible assets consist of customer lists and non-compete agreements that are amortized on a straight-line basis over the estimated benefit periods from two to fifteen years and debt issue costs that are amortized by the effective interest method over the term of the securities.

Revenue Recognition

          Insurance premiums are earned on a daily pro-rata basis over the term of the policy. Most policies have a term of twelve months.

Commission Income

          Commissions are recognized when the respective policies become effective.

Deferred Acquisition Costs and Unearned Ceding Commissions

          Acquisition costs, consisting of commissions, premium taxes and other underwriting costs are deferred and amortized ratably over the terms of the policies. Unearned ceding commissions are deferred and amortized ratably over the terms of the treaties.

Unearned Premiums

          Unearned premiums represent the portion of premiums written which is applicable to the unexpired terms of policies in force, calculated using the daily pro-rata basis.

Loss and Loss Adjustment Expenses

          A liability for losses is provided based upon formula and case basis estimates for losses reported on direct premiums written and estimates of additional development of these losses over case basis estimates based upon past experience.

          A liability for loss adjustment expenses is provided by estimating future expenses to be incurred in settlement of the claims provided for in the liability for losses.

PROFESSIONALS DIRECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Federal Income Taxes

          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect at the balance sheet date. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as a charge or credit to income tax expense in the period that includes the enactment date.

Use of Estimates

          In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

          The most significant estimates that are susceptible to significant change in the near term relate to the determination of the loss and loss adjustment expense reserves and amounts due from reinsurers. Although considerable variability is inherent in these estimates, management believes that they are fairly stated, based on presently available information. Estimates are reviewed regularly and adjusted as deemed appropriate. Such adjustments are reflected in current operations.

Earnings Per Share of Common Stock

          Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding. Diluted earnings per share is equal to basic earnings per share as there are no stock options or other dilutive instruments outstanding.

Certain Significant Risks

          Following is a description of the more significant risks facing property/casualty insurers and how the Company mitigates those risks:

          Legal/Regulatory Risk - is the risk that changes in the legal or regulatory environment in which an insurer operates will change and create additional loss costs or expenses not anticipated by the insurer in pricing its products. That is, regulatory initiatives designed to reduce insurer profits or new legal theories may create costs for the insurer beyond those recorded in the financial statements. The Company mitigates this risk through underwriting and loss adjusting practices intended to identify and minimize the adverse impact of this risk.

          Credit Risk - is the risk that issuers of securities owned by the Company will default, or other parties, including reinsurers and customers which owe the Company money, will not pay. The Company has a concentration of amounts due from customers in the State of Michigan as approximately 38% of current year revenues were derived from customers in Michigan. The Company manages this risk by adhering to a conservative investment strategy, by maintaining sound reinsurance and credit and collection policies, and by providing for any amounts deemed uncollectible.

          Interest Rate Risk - is the risk that interest rates will change and cause a decrease in the value of an insurer's investments. The Company mitigates this risk by attempting to match the maturity schedule of its assets with the expected payout of its liabilities. To the extent that liabilities come due more quickly than assets mature or the Company liquidates investments to meet operating needs, the Company would have to sell assets prior to maturity and recognize a gain or loss. At December 31, 2004, the estimated fair value of the Company's bond portfolio was less than its cost.

PROFESSIONALS DIRECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.          Investments

          A summary of amortized cost, gross unrealized gains and losses, and fair value of fixed maturities available for sale is as follows:
		Gross unrealized
December 31, 2004	Amortized cost	Gains	Losses	Fair value
	(000)	(000)	(000)	(000)
Fixed maturities held to maturity:
Obligations of states and political subdivisions	$252	$1	$-	$253

Fixed maturities available for sale:
U.S. treasury securities and obligations of U.S. government agencies	$5,131	$-	$59	$5,072
Obligations of states and political subdivisions	13,169	20	225	12,964
Corporate securities	14,082	27	111	13,998
Mortgage and other asset-backed securities	913	8	6	915

Total fixed maturities	$33,547	$56	$401	$33,202

          The amortized cost and fair value of fixed maturities, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
December 31, 2004	Amortized cost	Fair value
	(000)	(000)
Fixed maturities, other than mortgage and other asset-backed securities:
Due in one year or less	$6,809	$6,783
Due after one year through five years	18,730	18,451
Due after five years through ten years	5,617	5,606
Due after ten years	1,478	1,447

	32,634	32,287

Mortgage and other asset-backed securities	913	915

	$33,547	$33,202

          Proceeds from sales of fixed maturities were $6,325,011 and $8,691,828 in 2004 and 2003, respectively, on which gross gains of $4,932 and $218,534 and gross losses of $0 and $35,772 were realized in 2004 and 2003, respectively.

Other than Temporary Impairments of Securities and Unrealized Losses on Investments

At December 31, 2004, the Company had 58 securities deemed to be temporarily impaired. These investments had unrealized losses of less than 10% each and no single security loss exceeded $30,000. Twelve investments, which

PROFESSIONALS DIRECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

are obligations of state or political subdivisions, have had unrealized losses for more than one year, which losses aggregated $208,000 at December 31, 2004.

In concluding that investments with unrealized losses are not other-than-temporarily impaired, positive evidence consisted of: 1) no specific events caused concern; 2) interest payments are current; 3) market prices have risen; 4) changes in market value are normal relative to fluctuations in overall interest rates; and 5) the Company has the ability to hold the security until the anticipated recovery in value occurs.

The fair value and amount of unrealized losses segregated by the time period the investment has been in an unrealized loss position is as follows:
December 31, 2004	Less than 12 months		Greater than 12 months

	Fair Value of Investments with Unrealized Losses	Gross Unrealized Losses	Fair Value of Investments with Unrealized Losses	Gross Unrealized Losses
	(000)	(000)	(000)	(000)
Debt Securities:
U.S. treasury securities and obligations of U.S. government agencies	$4,344	$(31)	$621	$(28)
Obligations of states and political subdivisions	3,533	(45)	5678	(180)
Corporate securities	11,436	(112)	-	-
Mortgage and other asset- backed securities	250	(5)	-	-

Totals	$19,563	$(193)	$6,300	$(208)

          At December 31, 2004, investments with a fair value of $2,933,744 and amortized cost of $2,932,794 were on deposit with regulatory authorities, as required by law.

          Net investment income was comprised of the following components:
Year ended December 31,	2004	2003
	(000)	(000)
Investment income:
Fixed maturities	$927	$769
Short-term investments	59	63
Net realized gains (losses)	5	172

	991	1,004
Less investment expenses	98	78

Net investment income	$893	$926

No individual investment exceeds ten percent of stockholders' equity.

4.          Premiums and Deductibles Receivable and Allowance for Doubtful Accounts

          Premium receivables are primarily customer obligations due under terms of premium finance contracts. We sell our policies exclusively to lawyers and law firms. Professionals Direct Finance, Inc. provides premium

PROFESSIONALS DIRECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

financing to policyholders of Professionals Direct Insurance Company for up to eighty percent of the premium. Typically, Finance will accept installment payments over nine months, including a finance charge. Finance holds the policy as collateral and if an account is delinquent will have the insurance company cancel the policy. The return of unearned premium will exceed the amount owed on the contract and the difference is paid to the policyholder. As a result, no allowance for doubtful accounts is provided.

          Deductible receivables are amounts due from policyholders under the terms of the policy when the Company pays indemnity on behalf of a policyholder. There are typically a limited number of policyholders with balances outstanding for deductible. We record an allowance for doubtful accounts based on specifically identified amounts that we believe to be uncollectible. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The allowance for doubtful accounts at December 31, 2004 and 2003 was $25,000 and $30,000, respectively.

5.          Intangible Assets

          Intangible assets consist of the following:
December 31,	2004
(000)
Cost:
Debt issue costs	$139
Covenants not to compete	310
Renewal rights and customer lists	526

975
Less accumulated amortization	408

Net intangible assets	$567

          Intangible assets include debt issue costs of $93,848 incurred in 2002 in connection with the issuance of the trust preferred securities (see Note 10) and $45,000 incurred in 2003 in connection with additional bank financing. In 2002 the Company purchased the renewal rights to the direct written lawyers professional liability policies of Interlex Insurance Company for $309,000. In conjunction with this purchase, the Company obtained certain non-competition covenants from Interlex and its employees for $132,428 and acquired the renewal rights and a covenant not to compete from a former Interlex agent for $49,371.

          The renewal rights are being amortized on a straight line basis over fifteen years. The covenants are being amortized over the associated duration of the covenant ranging from 15 to 51 months. Debt issue costs are being amortized by the effective interest method over the term of the repayment period ranging from 3 to 30 years and has been included in interest expense.

          Future amortization expense is as follows:
Year ending December 31,
(000)

2005	$84
2006	57
2007	38
2008	38
2009	38
Thereafter	309

$564

PROFESSIONALS DIRECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.          Property and Equipment

          Property and equipment consist of the following:
December 31,	2004
(000)
Cost:
Computer equipment	$296
Furniture and other equipment	258
Computer software	1,076
Leasehold improvements	47

1,677
Less accumulated depreciation and amortization	1,378

Net property and equipment	$299

7.          Loss and Loss Adjustment Expense Reserves

          Activity in the loss and loss adjustment expense reserves is summarized as follows:
December 31,	2004	2003
	(000)	(000)

Balance, beginning of year	$13,461	$10,138
Less reinsurance balances recoverable	(2,163)	(2,469)

Net balance, beginning of year	11,298	7,669

Incurred related to:
Current year	11,180	7,738
Prior years	757	(1)

Total incurred	11,937	7,737

Paid related to:
Current year	2,000	1,094
Prior years	5,886	3,014

Total paid	7,886	4,108

Net balance, end of year	15,349	11,298
Plus reinsurance balances recoverable	5,699	2,163

Balance, end of year	$21,048	$13,461

          The 2004 increase in incurred losses related to prior accident years resulted from adverse loss development on primarily the 2002 and 2003 accident years.

8.          Reinsurance

          In the normal course of business, the Company seeks to reduce the loss that may arise from events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. Although reinsurance agreements contractually obligate the

PROFESSIONALS DIRECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Company's reinsurers to reimburse the Company for their proportionate share of losses, they do not discharge the primary liability of the Company. The Company is contingently liable for unpaid losses and loss adjustment expenses and unearned premiums associated with ceded insured risks in the event the assuming insurance organizations fail to meet their contractual obligations.

          In 2004 and 2003, the Company's net retention on the majority of the policies issued was $250,000 and $500,000, respectively, per claim.

          Amounts due from reinsurers consisted of amounts related to the following:
December 31,	2004
(000)

Paid loss and loss adjustment expenses	$580
Unpaid loss and loss adjustment expenses	5,699

$6,279

          The effect of reinsurance on premiums written and earned is as follows:
	2004		2003

	Written	Earned	Written	Earned
	(000)	(000)	(000)	(000)

Direct	$24,009	$23,739	$24,294	$19,342
Ceded	(9,924)	(7,536)	(4,176)	(3,415)

Net Premiums	$14,085	$16,203	$20,118	$15,927

          As a result of reinsurance ceded, loss and loss adjustment expenses incurred were reduced by $2,209,163 and $177,663 in 2004 and 2003, respectively.

          The Company holds collateral under related reinsurance agreements in the form of irrevocable letters of credit with various banks. At December 31, 2004, the balance of these letters of credit was $2,670,602.

9.          Lines of Credit

          At December 31, 2004, the Company owed $107,401 under a $1.8 million line of credit that bears interest at .5% over the bank's prime rate (effectively 5.75% at December 31, 2004). In addition, the Company owed $2,400,000 under a second line of credit that bears interest at 1.25% over the bank's prime rate (effectively 6.5% at December 31, 2004). This line of credit requires quarterly principal payments of $150,000 beginning April 1, 2004 and matures October 1, 2006. At December 31, 2004, the Company had available a third line of credit of $1,000,000 that bears interest at 1.0% over the bank's prime rate (effectively 6.25% at December 31, 2004). All of the lines of credit grant a security interest in substantially all assets of the Company, Services and Finance. In addition the Company provided a pledge of its shares of PDIC. All of the lines of credit impose financial covenants. The Company was in compliance with all covenants as of December 31, 2004.

10.          Trust Preferred Securities

          On December 4, 2002, the Company issued a floating rate junior subordinated debenture (the "Debenture") having a principal amount of $2,062,000 to Professionals Direct Statutory Trust I (the "Trust"). Cumulative interest on the principal sum of the Debenture accrues from December 4, 2002, and it is payable quarterly in arrears at a variable rate per annum equal to LIBOR (London Interbank Offering Rate) plus 4.00% (not to exceed 12.50%). At

PROFESSIONALS DIRECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, interest accrued at an annual rate per annum equal to 6.44%. Interest is computed on the actual number of days elapsed in a year of twelve 30 day months. The Debenture ranks subordinate and junior in right of payment to all Indebtedness (as defined) of the Company. The Debenture matures on December 4, 2032, but may be redeemed in whole or in part beginning on December 4, 2007, or earlier upon the occurrence of certain special events defined in the Indenture governing the Debenture.

          On December 4, 2002, the Trust sold floating rate capital securities ("Capital Securities") having an aggregate liquidation amount of $2 million to investors and issued floating rate common securities ("Common Securities") having an aggregate liquidating amount of $2,062,000 to the Company. All of the proceeds from the sale of Capital Securities and Common Securities were invested in the Debenture. Capital Securities and Common Securities represent undivided beneficial interests in the Debenture, which is the sole asset of the Trust. Holders of Capital Securities and Common Securities are entitled to receive distributions from the Trust on terms which correspond to the interest and principal payments due on the Debenture. Payment of distributions by the Trust and payments on liquidation of the Trust or redemption of Capital Securities are guaranteed by the Company to the extent the Trust has funds available (the "Guarantee"). The Company's obligations under the Guarantee, taken together with its obligations under the Debenture and the Indenture, constitute a full and unconditional guarantee of all of the Trust's obligations under the Capital Securities issued by the Trust.

11.          Surplus Certificates

          Surplus certificates were offered for sale only in the State of Michigan to lawyers resident in and authorized to practice in Michigan, and to law partnerships and professional corporations which have their principal place of business in Michigan. Certificate ownership was required for a lawyer to be insured by the Company prior to March 31, 1995, when the requirement was suspended and, effective December 9, 2000, this requirement was permanently removed.

          Certificates have a principal value of $1,000 each and bear simple interest at the rate of 5.25% per annum from the issuance date until paid. Principal and accrued interest thereon may be paid only from surplus earnings, and then only upon the written consent of the Michigan Department of Financial and Insurance Services and in such amounts as are determined by the board of directors. Subject to these conditions for repayment, certificates are redeemable by the holder after they have been outstanding for ten years. To date, the Company has received approval to pay certain interest on certificates issued prior to December 31, 1993. No interest was paid during either 2004 or 2003 to these certificate holders.

          During the Conversion in 2001, 1,814 surplus certificates were converted to common stock and interest totaling $540,798 was paid on these converted certificates. At December 31, 2004, 2,531 certificates remain outstanding.

          In the event of liquidation, receivership, insolvency, reorganization, dissolution, or termination of existence of the Company, or the sale by the Company of substantially all its assets, the outstanding certificates will be of equal rank with each other regardless of the issuance date of a certificate, and redemption thereof will be subordinate to claims of creditors and policyholders and any other priority claims as provided by the insurance code. If there are insufficient assets in such event to pay, in full, interest and principal on all outstanding certificates, payment will be made pro rata.

PROFESSIONALS DIRECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.          Statutory Information

Dividend Restrictions

          As required by the Plan of Conversion, PDIC is prohibited from making any dividend payments to the Company until such time as the surplus certificates are repaid in full. In addition, under Michigan law, the maximum dividend that may be paid by PDIC to the Company during any twelve-month period without the prior approval of the OFIS is the greater of 10% of PDIC's statutory surplus as reported on the most recent annual statement filed with the OFIS or the net income of PDIC for the period covered by such annual statement.

Statutory Information

          At December 31, 2004, statutory surplus of PDIC was $16.1 million. The State of Michigan requires insurance companies domiciled in Michigan to have minimum statutory surplus of $7 million. Statutory net income for the years ended December 31, 2004 and 2003 was $38,988 and $1,674,932, respectively.

Risk-Based Capital

          The NAIC has established RBC requirements to assist regulators in monitoring the financial strength and stability of property and casualty insurers. Under the NAIC requirements, each insurer must maintain its total capital and surplus above a calculated minimum threshold or take corrective measures to achieve that threshold. PDIC has calculated its RBC levels based on these requirements and determined that it has surplus in excess of the minimum threshold.

13.          Federal Income Taxes

          Federal income tax expense consists of:
Year ended December 31,	2004	2003
	(000)	(000)

Current	$527	$1,542
Deferred	(267)	(100)

	$260	$1,442

          The significant components of federal income tax expense were as follows:
Year ended December 31,	2004	2003
	(000)	(000)

Operations	$260	$1,442
Equity - accumulated other comprehensive loss	(55)	(82)

PROFESSIONALS DIRECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          A reconciliation of the federal statutory tax rate to the Company's effective tax rate is as follows:
Year ended December 31,	2004	2003

Federal statutory tax rate	34.0%	34.0%
Increase (reduction) in income taxes
relating to:
Tax-exempt municipal bond interest	(1.1)	(0.3)
Provision to return adjustment	-	1.1

Effective tax rate	32.9%	34.8%

          Several provisions of the Internal Revenue Code specifically affect property and casualty insurers. Such provisions that materially affect the Company are the discounting of loss and loss adjustment expense reserves, a reduction in the allowable deduction for unearned premium reserves, and a reduced exclusion for interest from certain tax-exempt bonds. The tax effects of these and other temporary differences that give rise to deferred tax assets and liabilities are presented below:
December 31,	2004
(000)
Deferred tax assets:
Loss reserve discounting	$475
Unearned premium reserves	447
Interest on surplus certificates	499
Other	231

Total gross deferred tax assets	1,652

Deferred tax liabilities:
Deferred acquisition costs	(214)

Net deferred federal income tax asset	$1,438

          In assessing the realizability of deferred federal income tax assets, management considers whether it is more likely than not that some portion of the deferred federal income tax assets will not be realized. Because of the carryforward provisions of the Internal Revenue Code, and the Company's expectation that temporary differences will reverse during periods in which taxable income is generated, management believes it is more likely than not that the Company will fully realize the net deferred federal income tax assets. Accordingly, no valuation allowance has been established.

PROFESSIONALS DIRECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.          Deferred Acquisition Costs and Unearned Ceding Commissions

          Changes in deferred acquisition costs are summarized as follows:
Year ended December 31,	2004	2003
	(000)	(000)

Balance, beginning of year	$1,629	$813

Amounts deferred:
Commissions	1,417	1,733
Premium taxes	391	396
General and administrative expenses	1,356	1,652

Total amounts deferred	4,793	4,594

Less amortization	(3,378)	(2,965)

Balance, end of year	$1,415	$1,629

          Changes in unearned ceding commissions are summarized as follows:
Year ended December 31,	2004	2003
	(000)	(000)

Balance, beginning of year	$111	$-

Ceding commissions deferred	1,755	257

Less amortization	(1,080)	(146)

Balance, end of year	$786	$111

15.          Commitments and Contingencies

          The Company has entered into operating leases for office space and equipment. Rental expense for these items totaled $200,242 and $196,371 in 2004 and 2003, respectively. Future net minimum lease payments under noncancelable leases are as follows:
Year ending December 31,
(000)

2004	$118
2005	20
2006	6
2007	1

$145

PROFESSIONALS DIRECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          The Company has purchased an annuity policy from a life insurance company for purposes of funding a structured claim settlement. At December 31, 2004, the Company remains contingently liable for this settlement in the amount of $396,000.

16.          Employee Benefit Plans

          The Company maintains a 401(k) defined contribution employee benefit plan covering substantially all employees meeting eligibility requirements. The Company matches 50% of employee contributions up to an annual maximum of 5% of an employee's salary. The Company's expense under this plan was $53,027 and $46,781 in 2004 and 2003, respectively.

          Effective January 1, 2001, the Company established a Savings & Retirement Plan. This plan was established to facilitate employee purchases of Company stock upon demutualization. There has been no activity in this plan.

17.          Related Party Transaction

          The Company's president serves on the Board of Directors and is treasurer of Lawyers Reinsurance Company ("Lawyers Re"), in which the Company has an investment. Lawyers Re is a participant in the reinsurance treaties of PDIC. During 2004 and 2003, premiums of $253,000 and $424,000 were ceded to Lawyers Re. During 2004 $116,000 in losses were paid by Lawyers Re. As of December 31, 2004, unearned premiums ceded to Lawyers Re were $109,000.

18.          Other Comprehensive Income (Loss)

          The significant components of other comprehensive income (loss) were as follows:
Year ended December 31,	2004	2003
	(000)	(000)

Unrealized holding gain (loss) on securities arising during the year	$(156)	$(58)
Income tax benefit	53	20

	(103)	(38)

Reclassification adjustment for gains included in net income	(5)	(172)
Income taxes	2	58

	(3)	(114)

Other comprehensive income (loss)	$(106)	$(152)

PROFESSIONALS DIRECT, INC. DIRECTORS AND EXECUTIVE OFFICERS

At December 31, 2004

Board of Directors

David W. Crooks - Value Added Consultants, Ltd.
          (general business consulting)

Tracy T. Larsen - Barnes & Thornburg
          (a full-service law firm)

Thomas J. Ryan - Thomas J. Ryan, P.C.
          (attorney at law)

Joseph A. Fink - Member, Dickinson Wright, PLLC
          (a full-service law firm)

Julius A. Otten - Independent consultant
          (consulting on matters in the insurance industry)

Thomas F. Dickinson - President and Chief Executive Officer of MHA Insurance
          Company
          (medical liability insurance provider)

Blake W. Krueger - Executive Vice President and Secretary of Wolverine World Wide,
          Inc.
          (international marketer of footwear and accessories)

Stephen M. Tuuk - President and Chief Executive Officer of Professionals Direct, Inc.

Mary L. Ursul - Vice President and Secretary of Professionals Direct, Inc.

Stephen M. Westfield - Vice President and Treasurer of Professionals Direct, Inc.

Executive Officers

Stephen M. Tuuk - Chairman, President and Chief Executive

Mary L. Ursul - Vice President and Secretary

Stephen M. Westfield - Vice President and Treasurer

Proxy	PROFESSIONALS DIRECT, INC. 161 Ottawa Avenue, N.W., Suite 607 Grand Rapids, Michigan 49503 Annual Meeting of Shareholders	May 11, 2005

The undersigned shareholder appoints STEPHEN M. TUUK and STEPHEN M. WESTFIELD, or either of them, each with power to appoint his substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters that come before the annual meeting of shareholders of professionals direct, inc. referred to above or any adjournment of that meeting.

This proxy is solicited on behalf of the Board of Directors. If this proxy is properly executed, the shares represented by this proxy will be voted as specified. If no specification is made, the shares will be voted for election of all nominees named on this proxy as directors. The shares represented on this proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting.
1.	Election of the following nominees to the board of directors of the Company for the terms expiring at the annual meeting in the year indicated:

Name	Term Expires

Stephen M. Tuuk	2008
Thomas J. Ryan	2008
Joseph A. Fink	2008

FOR ALL	WITHHOLD ALL

Your Board of Directors recommends that you vote FOR all nominees
2.	Approval of the Outside Directors' Deferred Compensation Plan:

FOR	AGAINST

Your Board of Directors recommends that you vote FOR approval of the Outside Directors' Deferred Compensation Plan
3.	Approval of the Employee and Director Stock Purchase Plan:

FOR	AGAINST

Your Board of Directors recommends that you vote FOR approval of the Employee and Director Stock Purchase Plan

Sign this proxy in the same way that your stock is registered with the Company (as may be shown on the printed label affixed below). Corporate officers should indicate their title and the corporation's full name. Persons signing on behalf of other entities should indicate their capacity and the entity's full name.
Dated: _______________, 2005

Shareholder Name (shown on stock certificate or address label)
Place Label Here

By:

Representative capacity, if any

For purposes of planning the annual meeting, please indicate whether you plan to attend the annual meeting in person: __ Yes __ No

PLEASE SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE